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Introduction

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Sabine Oil & Gas Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Sabine Oil & Gas Corporation
1415 Louisiana Street, Suite 1600
Houston, Texas 77002

April 22, 2015

Dear Fellow Shareholder:

        We cordially invite you to attend the annual meeting of shareholders of Sabine Oil & Gas Corporation to be held on Wednesday, June 3, 2015, at 10:00 a.m., C.D.T., at 1415 Louisiana Street, 39th Floor, Houston, Texas 77002.

        At this year's meeting, you will be asked to (i) elect Thomas N. Chewning as a Class III director, (ii) approve, by non-binding vote, the compensation of the named executive officers as disclosed in this proxy statement, and (iii) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ended December 31, 2015. Details regarding each of the proposals are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

        As permitted under the rules of the Securities and Exchange Commission, we are mailing to many of our shareholders a notice of the availability of the proxy materials for the annual meeting of shareholders to be held on June 3, 2015, instead of mailing a paper copy of the annual meeting notice, the accompanying proxy statement, and our 2014 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those shareholders can receive a paper copy of our proxy materials, including the notice, the accompanying proxy statement, our 2014 Annual Report, and a form of proxy card or voting instruction card. All shareholders who do not receive a notice will receive a paper copy of the proxy materials by mail. We believe this process represents a more direct mechanism for disseminating information, reduces the number of printed copies and thus reduces the environmental impact of producing and delivering these materials.

        As owners of Sabine common stock, your vote is important. Whether or not you plan to attend the annual meeting, we hope that you will vote as soon as possible. You may vote over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card.

        On behalf of our Board of Directors, thank you for your continued interest in Sabine Oil & Gas Corporation.

Sincerely,

David J. Sambrooks President, Chief Executive Officer and Chairman of the Board

Sabine Oil & Gas Corporation
1415 Louisiana Street, Suite 1600
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 3, 2015

        We will hold the annual meeting of shareholders of Sabine Oil & Gas Corporation on Wednesday, June 3, 2015, beginning at 10:00 a.m., C.D.T., at 1415 Louisiana Street, 39th Floor, Houston, Texas 77002. The items of business are:

  1.
  Election of Thomas N. Chewning as a Class III director;

  2.
  Advisory vote on executive compensation for our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement;

  3.
  Ratification of the appointment of Deloitte & Touche LLP as Sabine's independent registered public accounting firm for the year ended December 31, 2015; and

  4.
  Transact such other business as may be properly brought before the meeting.

        Only Sabine shareholders of record at the close of business on April 8, 2015, the record date for the meeting, are entitled to vote at the meeting and any adjournments or postponements of the meeting.

        Whether or not you plan to attend the annual meeting, we urge you to vote as soon as possible. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy or voting instruction card by completing, signing, dating, and returning your proxy card or voting instruction card in the pre-addressed envelope provided. If you hold your shares of record and attend the meeting, you will have the right to revoke the proxy and vote your shares in person. For specific instructions on how to vote your shares, please refer to the section heading "GENERAL INFORMATION" in the accompanying proxy statement.

By Order of the Board of Directors,

Timothy D. Yang Senior Vice President, Land & Legal, General Counsel, Chief Compliance Officer and Secretary

Houston, Texas
April 22, 2015

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE SABINE OIL & GAS CORPORATION
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 3, 2015

        This notice, the accompanying proxy statement, and our 2014 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2014, are available on our website at www.sabineoil.com. Additionally, and in accordance with Securities and Exchange Commission rules, you may access these materials at the cookies-free websites indicated in the notice of the availability of proxy materials that you may receive from our transfer agent, Computershare Shareowner Services LLC, or from Broadridge Financial Solutions, Inc.

IMPORTANT VOTING INFORMATION

        Shareholders who hold Sabine shares through a broker, bank or other financial institution receive proxy materials and a voting instruction form—either electronically or by mail—before each shareholder meeting. For your vote to be counted with respect to Proposals 1 and 2, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the shareholder meeting or by such other date that may be indicated by the broker, bank or institution.

Your Participation in Voting the Shares You Own Is Important

        Voting your shares is important to ensure that you have a say in the governance of your company. Please review the proxy materials and follow the instructions on the proxy card or voting instruction card to vote your shares. We hope you will exercise your rights and fully participate as a shareholder in Sabine's future.

More Information Is Available

        If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a shareholder. Additionally, you may contact our Investor Relations Department at www.sabineoil.com or by email at corporaterelations@sabineoil.com.

i

 EXPLANATORY NOTE

        On December 16, 2014, Sabine Oil & Gas LLC, a Delaware limited liability company ("Sabine O&G"), and Forest Oil Corporation, a New York corporation, completed the combination of their respective businesses through a series of transactions whereby certain indirect equity holders of Sabine O&G, namely Sabine Investor Holdings LLC, a Delaware limited liability company, and FR XI Onshore AIV, LLC, a Delaware limited liability company (collectively, the "Legacy Sabine Investors"), contributed the equity interests in Sabine O&G to Forest Oil Corporation. In exchange for this contribution, the equity holders of Sabine O&G received shares of Sabine Oil & Gas Corporation ("Sabine") common stock and Series A senior non-voting equity-equivalent preferred stock collectively representing approximately a 73.5% economic interest in Sabine and 40% of the total voting power in Sabine (the "Combination"). On December 19, 2014, Forest Oil Corporation changed its name to "Sabine Oil & Gas Corporation." References in this proxy statement to "Sabine," "we," "us" and "our" refer to the group of entities within the consolidated group of Sabine Oil & Gas Corporation, unless otherwise indicated or the context otherwise requires. References in this proxy statement to "Forest" refer to Sabine Oil & Gas Corporation prior to the Combination, when it was known as "Forest Oil Corporation."

ii

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held Wednesday, June 3, 2015

Sabine Oil & Gas Corporation
1415 Louisiana Street, Suite 1600
Houston, Texas 77002
www.sabineoil.com

 GENERAL INFORMATION

Proxy Solicitation

        Beginning on or about April 22, 2015, Sabine has made available to you on the Internet, or has delivered to you by mail, these proxy materials for the solicitation of proxies by the Board of Directors (the "Board") of Sabine Oil & Gas Corporation ("Sabine," "Company," "we" or "our"), a New York corporation, for Sabine's annual meeting of shareholders to be held at 10:00 a.m., C.D.T., on Wednesday, June 3, 2015, at 1415 Louisiana Street, 39th Floor, Houston, Texas 77002. The proxies also may be voted at any adjournments or postponements of the meeting. In addition to solicitation by mail, certain of our directors, officers, and employees may solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities. Also, brokers, banks, and other nominees will be requested to solicit proxies or authorizations from beneficial owners. Sabine will bear all costs incurred in connection with the preparation, assembly, and delivery of the proxy materials and the solicitation of proxies and will reimburse brokers, banks, and other nominees, fiduciaries, and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Sabine common stock. We have engaged Georgeson Inc. to assist us in the solicitation of proxies, for which we have paid a fee of $10,000 and will reimburse it for certain charges and expenses.

Shareholders Entitled to Vote; Record Date

        Shareholders of record at the close of business on April 8, 2015, the record date, are entitled to notice of, and to vote at, the meeting or at adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of Sabine common stock held. As of the close of business on the record date, there were 215,755,185 shares of Sabine common stock issued and outstanding.

Notice of Internet Availability of Proxy Materials

        As permitted under the rules of the Securities and Exchange Commission, or the SEC, Sabine is mailing to the majority of its shareholders a notice about the Internet availability of the proxy materials instead of mailing a paper copy of the proxy materials. All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. See below for details. Sabine is providing some of its shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials.

        The notice that you receive in the mail will come in one of two forms, depending on how you hold your shares of Sabine. If your shares are held in a brokerage account, or by a trustee or other nominee, you are considered the "beneficial owner" of those shares and you will receive a four-page document titled "IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS" for the annual meeting of shareholders to be held on June 3, 2015, from Broadridge Financial Solutions, Inc. If your shares are registered directly in your name with our transfer agent, you are considered the "shareholder of record" and you will receive a two-page document from our transfer agent, Computershare Shareowner Services LLC, also titled "IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS." In either case, instructions on how to access the proxy materials over the Internet and to request paper copies may be found in the notice. Our proxy materials may also be accessed on our website at www.sabineoil.com.

How to Vote Your Shares Without Attending the Annual Meeting in Person

        Whether you hold shares directly as a shareholder of record, or beneficially in "street name," you may direct how your shares are voted without attending the annual meeting. If you are a shareholder of record, you may vote by submitting a proxy; and if you hold your shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee, or nominee. There are three ways to vote by proxy and voting instruction card:

  •
  By Internet—Shareholders who received a notice about the Internet availability of the proxy materials may submit their proxy over the Internet by following the instructions on the notice. Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

  •
  By Telephone—Shareholders of record may submit proxies by telephone, by calling the number included in the materials received from Computershare Shareowner Services LLC, and following the instructions. In addition, you will need to have the control number that appears on your notice available when voting. Shareholders who are beneficial owners of their shares and who have received a voting instruction card may vote by calling the number specified on the voting instruction card provided by their broker, trustee, or nominee.

  •
  By Mail—Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

        If you provide specific voting instructions, your shares will be voted as you instruct. If you hold your shares directly and you sign the proxy card but do not provide instructions or if you do not make specific Internet or telephone voting choices, your shares will be voted "FOR" the election of the director nominee identified in this proxy statement, "FOR" the approval, on an advisory basis, of the executive compensation of our named executive officers, and "FOR" the ratification of the appointment of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the year ending December 31, 2015.

        If you sign the voting instruction card of your broker, trustee, or other nominee, but do not provide instructions, or if you do not make specific Internet or telephone voting choices, your shares will not be voted unless your broker, trustee, or other nominee has discretionary authority to vote. When a broker, trustee, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have authority to vote in the absence of timely instructions from the beneficial owner, this is referred to as a "broker non-vote." In the absence of specific instructions from you, your broker has discretionary authority to vote the shares of a beneficial owner with respect to the ratification of Deloitte as our independent registered public accounting firm, but such brokers are not empowered to vote for Proposals 1 and 2 in the absence of specific instructions from the beneficial owner.

How to Vote Your Shares by Attending the Annual Meeting in Person

        Shares held in your name as the shareholder of record may be voted in person at the annual meeting. Shares for which you are the beneficial owner but not the shareholder of record may be voted in person at the annual meeting only if you obtain a "legal proxy" from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you are unable to attend the meeting.

Revoking Your Proxy

        A proxy may be revoked at any time before it is voted by (1) sending written notice of revocation to our Secretary at our office address set forth above prior to the annual meeting, (2) delivering a revised proxy (by one of the methods described above) bearing a later date, or (3) voting in person by completing a ballot at the annual meeting. If you have instructed a broker, trustee, or other nominee to vote your shares, you must follow the directions received from your broker, trustee, or other nominee to change those instructions. You may change your telephone or Internet vote as often as you wish following the procedures for telephone or Internet voting, as applicable.

Quorum; Vote Required

        A majority of the outstanding shares entitled to vote at the meeting must be present or represented by proxy at the meeting in order to have a quorum. All shares that are voted "for" or "against" any matter, votes that are "withheld" for the Class III nominee, abstentions, and "broker non-votes" are counted as present for the purpose of determining a quorum. If a quorum is not present at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting. The place and date to which the annual meeting would be adjourned would be announced at the meeting, but would in no event be more than 30 days after the date of the annual meeting.

        A majority of the votes cast is required to approve each of Proposals 1, 2 and 3. Under the laws of New York, our state of incorporation, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote generally are determinative of the outcome of the matter subject to vote. All of the proposals set forth in this proxy statement are subject to this standard. Although they are considered in determining the presence of a quorum, abstentions and "broker non-votes" will not be considered "votes cast." Accordingly, they will have no effect on the outcome of the vote. In the election of directors, votes that are "withheld" are considered a vote against the director from whom the vote is withheld.

        We intend to announce preliminary voting results at the meeting and publish final results in a periodic report on Form 8-K within four business days following the annual meeting of shareholders.

Other Matters

        The Board knows of no matter, other than those referred to in the notice of annual meeting and this proxy statement, which will be presented at the meeting. If any other matter is properly brought before the meeting or any of its adjournments or postponements, the persons named in the proxy will vote the proxy in accordance with their judgment on such matter.

Recommendations of the Board of Directors

        Our Board recommends a vote "FOR" the election of the Class III director nominee; "FOR" the approval, on an advisory basis, of the executive compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement; and "FOR" the ratification of the appointment of Deloitte as Sabine's independent registered public accounting firm for the year ended December 31, 2015.

Delivery of Documents to Security Holders Sharing an Address; Householding

        SEC rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report to those shareholders. This method of delivery, often referred to as "householding," is meant to reduce both the amount of duplicate information that shareholders receive, and printing and mailing costs. We are not householding proxy materials for our shareholders of record in connection with the annual meeting, but certain intermediaries may household proxy materials. If you hold your shares of our common stock beneficially through a broker or bank that has determined to household proxy materials, only one proxy statement and 2014 Annual Report may be delivered to multiple shareholders sharing an address unless you notify your broker or bank to the contrary. If your household is receiving multiple copies of our proxy statement and annual report and you wish to receive only one copy of future notices or proxy materials, you should contact your bank or broker.

        We will promptly deliver to you a separate copy of the proxy statement and 2014 Annual Report if you so request by calling us at (832) 242-9600, or by writing, in care of the Secretary, Sabine Oil & Gas Corporation, 1415 Louisiana Street, Suite 1600, Houston, Texas 77002. You may also contact your bank or broker to make a similar request.

Access to Annual Report and Governance Documents

        We refer you to our 2014 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC. Our Annual Report on Form 10-K, including our financial statements, and any amendments and any documents incorporated by reference in our Annual Report on Form 10-K, our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and each of the charters of the Board committees described herein will be sent to you without charge upon written request. If you would like to receive any additional information, please contact us in care of the Secretary, Sabine Oil & Gas Corporation, 1415 Louisiana Street, Suite 1600, Houston, Texas 77002, or contact us by telephone at (832) 242-9600. Alternatively, you may access the 2014 Annual Report and the foregoing governance documents on Sabine's website at www.sabineoil.com. The 2014 Annual Report is not considered a part of the proxy solicitation materials.

CORPORATE GOVERNANCE PRINCIPLES AND INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

The Combination

        Immediately prior to the closing of the Combination on December 16, 2014, in connection with the closing of the Combination, each of James D. Lightner, Loren K. Carroll, Richard J. Carty, James H. Lee and Raymond I. Wilcox resigned from the Board and the Board appointed Duane C. Radtke, John Yearwood, Thomas N. Chewning, David J. Sambrooks, Alex T. Krueger and Brooks M. Shughart to serve on the Board. Following these appointments, the Board then had a total of eight directors, including Patrick R. McDonald and Dod A. Fraser, both of whom served as directors of Forest immediately prior to the closing of the Combination. On January 16, 2015, Mr. Fraser resigned from the Board, leaving the Board with a total of seven directors. In this proxy statement, members of our Board are referred to as "Forest directors" with respect to periods prior to the Combination and are referred to as "Sabine directors" with respect to periods following the Combination.

Board Independence

        Our Corporate Governance Guidelines provide that a majority of the Board will consist of independent directors. Upon the closing of the Combination, the New York Stock Exchange ("NYSE") suspended trading in our common stock and commenced delisting proceedings due to our failure to meet the continued listing standards under Rule 802.01C of the NYSE Listed Company Manual. On December 17, 2014, our common stock began trading over the counter on the OTCQB Marketplace. Even though our common stock is no longer listed on the NYSE, our Board continues to refer to the independence standards as adopted by the NYSE, as well as the SEC's additional standards for audit committee members, in making determinations of independence. Based on information provided by the members, the Board has determined that five of our directors are independent under the NYSE's independence standards, including Messrs. Duane C. Radtke, John Yearwood, Thomas N. Chewning, Alex T. Krueger and Brooks M. Shughart, and that Messrs. Radtke, Yearwood and Chewning also satisfy the SEC's additional independence standards for audit committee members. Only directors who have been determined to be independent under the NYSE standards serve on our Compensation Committee and Nominating and Governance Committee, and only directors determined to be independent under the NYSE standards and the SEC's additional independence standards for audit committee members serve on our Audit Committee. The Board has determined that no member of these committees has a material relationship with Sabine (either directly or indirectly as a partner, shareholder, or officer of an organization that has a relationship with Sabine) that may interfere with the exercise of such member's independence. The independence standards are reflected in our Corporate Governance Guidelines. In addition, the Board has elected Mr. David J. Sambrooks to serve as our Chairman.

Board Leadership Structure and Risk Oversight

        Sabine believes that its Board is best characterized as independent. As noted above, five of the Board's seven members were determined to be independent under the NYSE independence standards, with Mr. Sambrooks, our President, Chief Executive Officer and Chairman of the Board, and Mr. Patrick R. McDonald, former President and Chief Executive Officer of Forest prior to the Combination, being the only non-independent directors.

        Further, in accordance with our governance documents, the Board has no policy with respect to the separation of the offices of Chief Executive Officer and Chairman of the Board. Mr. Sambrooks, Sabine's President and Chief Executive Officer, also serves as Sabine's Chairman of the Board. The Board believes this is in the best interests of Sabine and its shareholders because Mr. Sambrooks is in the best position to (i) properly and timely identify matters that should be brought to the Board's attention, (ii) prioritize Board agenda items, and (iii) identify the individuals in the best position to present agenda items. The Board believes this structure is considerably more efficient and effective than (i) requiring an outside Chairman of the Board to duplicate many of the Chief Executive Officer's efforts or (ii) requiring the Chief Executive Officer to relay communications through another member of the Board. In addition, the Board believes the following practices accomplish independent oversight of management without the need to separate the roles of the Chief Executive Officer and the Chairman of the Board:

  •
  All members of the Board, other than the Chief Executive Officer and Mr. McDonald, are independent;

  •
  All members of the Board's Audit, Compensation and Nominating and Governance Committee are independent;

  •
  The Board and its committees regularly request updates from management regarding matters deemed significant at any given time;

  •
  The non-management directors of the Board hold regularly scheduled executive sessions. In the event that non-management directors include directors who are not independent, then at least once a year, an executive session will be held that includes only independent directors; and

  •
  The Board and its committees provide regular input regarding items to be covered in future agendas.

The Board believes all of the foregoing factors provide an appropriate balance between effective and efficient Company leadership and sufficient oversight by non-Employee Directors. In addition, Mr. Radtke serves as the Lead Director of the Board of Directors. The Lead Director leads the executive sessions and is responsible for leading such meetings, as described below under "Executive Sessions."

        Our Board members have diverse backgrounds. From an educational standpoint, two of our directors have an engineering background, two have geologic backgrounds, and three have economic and finance backgrounds. From a work experience standpoint, two of our directors' careers were spent primarily with independent oil and gas companies, two with finance and investment banking firms, one with a major oil and gas company, one with an oilfield service company, and one with a major energy production and distribution company. At the same time, all of our directors have experience in the oil and gas industry. We believe that the breadth of our directors' experience, coupled with their diverse backgrounds, increases our Board's collective ability to lead Sabine and to recognize and address risks to which Sabine is exposed.

        As described in detail below, there are three standing committees of the Board: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. At the end of each year, each committee will review and evaluate its own performance and will submit itself to a review and evaluation by the full Board.

        The Board and its committees play an important risk oversight role at Sabine. The entire Board reviews and determines Sabine's overarching business strategy, the management of its balance sheet, and each year's annual business plan and budget. The business plan and budget includes our capital expenditures plan for the year. Sabine's annual business plan is also the source for most of the targets used in Sabine's annual incentive compensation plan, which the Board's Compensation Committee oversees.

        In addition, the Audit Committee of the Board is specifically charged with reviewing Sabine's financial risk exposures and risk management. The Audit Committee discusses with management Sabine's policies with respect to risk management and Sabine's significant financial risk exposures and risk management actions. Further, both Sabine's independent auditors and internal audit managers have open and direct lines of communication with the Audit Committee.

        The administration of the Board's risk oversight role does not have any direct effect on the Board's leadership structure. However, we believe that the Board's structure, its committees, and the experience and diverse backgrounds of our directors all help to ensure the integrity of Sabine's risk management and oversight.

Board Structure; Committee Composition; Meetings

        As of the date of this proxy statement, our Board has seven members and the following three standing committees: (1) Audit Committee; (2) Compensation Committee; and (3) Nominating and Governance Committee. The membership and function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. During 2014, the Board held thirty meetings. Each director of Forest and Sabine attended at least 75% of the aggregate of all meetings of the Board and the standing committees on which he served during 2014. Directors are encouraged to attend the annual meeting of shareholders. All of the Forest directors attended the 2014 annual meeting of shareholders, including Patrick R. McDonald, the only director serving on the Board prior to the Combination that continues to serve on the Board of Sabine. The following table identifies the current members of the Board, the standing committees of the Board on which they serve, and the Chairman of each committee as of the date of this proxy statement.

Name of Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Independent Directors:
Duane C. Radtke(1)	X	X	Chair
Alex T. Krueger
John Yearwood	X	Chair	X
Thomas N. Chewning(2)	Chair	X
Brooks M. Shughart			X
Non-Independent Directors:
David J. Sambrooks(3)
Patrick R. McDonald
Number of Meetings held in 2014	6	6	4

(1)
Mr. Radtke serves as Lead Director of the Board.

(2)
The Board has determined that Mr. Chewning is an "audit committee financial expert" as defined under the applicable SEC rules.

(3)
Mr. Sambrooks serves as Chairman of the Board.

        Audit Committee.    The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of: the accounting and financial reporting processes of Sabine; Sabine's compliance with legal and regulatory requirements; the qualifications, independence and performance of the independent registered public accounting firm engaged to prepare an audit report. The Audit Committee also prepares an Audit Committee Report to be included in Sabine's proxy statement for its annual meetings of shareholders. The Committee may also perform such other functions assigned by the Board from time to time. The Committee has the authority to: conduct or authorize investigations into matters relating to accounting, internal accounting controls or other matters within the scope of the responsibilities delegated to the Committee; retain and determine funding for legal counsel, accounting experts and other advisors to fulfill its responsibilities; and delegate its responsibility and authority for any particular matter to a member or subcommittee. The current members of the Audit

Committee are Thomas N. Chewning, who serves as the Chairman of the Committee and has also been designated as the "Audit Committee Financial Expert," Duane C. Radtke, and John Yearwood. The Board has determined all the three members to be independent under the independence standards adopted by the NYSE and the SEC. The report of the Audit Committee is included in this proxy statement under the caption "Report of the Audit Committee." The Audit Committee charter is available on our website at www.sabineoil.com.

        Compensation Committee.    The Compensation Committee reviews, evaluates and approves Sabine's compensation plans and policies for its executive officers and directors, reviews and discusses with management the disclosures under the caption "Compensation Discussion and Analysis" for inclusion in the annual proxy statement, prepares an annual Compensation Committee report, and otherwise discharges the Board's responsibilities relating to the compensation of Sabine's executive officers and directors. The Committee may also perform such other functions assigned by the Board from time to time. The Compensation Committee has authority to: conduct or authorize investigations into any matter within the scope of its responsibilities; retain and determine funding for legal counsel, compensation consulting and other experts and advisors; and delegate the responsibility for any particular matter to a member or a subcommittee. The current members of the Compensation Committee are John Yearwood, who serves as the Chairman of the Committee, Duane C. Radtke, and Thomas N. Chewning. The Board has determined all the three members to be independent under the independence standards adopted by the NYSE. The report of the Compensation Committee is included in this proxy statement under "Compensation Committee Report." The Compensation Committee charter is available on our website at www.sabineoil.com.

        Nominating and Governance Committee.    The Nominating and Governance Committee advises the Board regarding corporate governance practices and the composition of the Board and its committees, identifies and recommends candidates to be nominated for election to the Board, leads the Board in the annual performance evaluation of the Board, its committees and management, and directs the succession of Sabine's Chief Executive Officer. The Committee may also perform such other functions assigned by the Board from time to time. The Nominating and Governance Committee has the authority to: conduct or authorize investigations into any matter within its scope of responsibilities, retain and determine funding for independent legal counsel and other experts to assist with identifying director candidates; and delegate the responsibility for any particular matter to a member or a subcommittee. The current members of the Nominating and Governance Committee are Duane C. Radtke, who serves as the Chairman of the Committee, Brooks M. Shughart, and John Yearwood. The Board has determined all the three members to be independent under the independence standards adopted by the NYSE. The Nominating and Governance Committee charter is available on our website at www.sabineoil.com.

Consideration of Director Nominees

        Stockholders' Agreement.    Pursuant to the terms of a stockholders' agreement among Sabine and the Legacy Sabine Investors entered into in connection with the Combination, the Legacy Sabine Investors are entitled, but are not required, to nominate a number of directors of the Board equal to the lesser of (1) their combined voting percentage in Sabine common stock, which is currently approximately 50%, and (2) one less than the number of directors that would represent a majority of the Board if there were no vacancies, which is currently three directors. Currently, Alex T. Krueger and Brooks M. Shughart have been designated as nominees by the Legacy Sabine Investors (the "Stockholder Designees"). The Legacy Sabine Investors' director designation rights will generally survive until such time as the Legacy Sabine Investors' combined voting percentage in Sabine common stock is less than 15%.

        Under the terms of the stockholders' agreement, no person may qualify as a Stockholder Designee if they would be prohibited or disqualified from serving as a director pursuant to any rule or regulation of the SEC, the NYSE or any other or additional exchange on which securities of Sabine are listed or by applicable law; however, the other general principles guiding our director selection process and discussed below under "Director Qualifications" and "Identifying and Evaluating Nominees for Directors" are not applicable to Stockholder Designees. With respect to each meeting of stockholders of Sabine at which directors are to be elected, Sabine must provide the Legacy Sabine Investors with notice of the meeting not less than 120 days prior to the date thereof requesting designation of the Stockholder Designees, and the Stockholders must provide Sabine with written notice of the names of the Stockholder Designees to be nominated for election at such meeting not more than 30 days following the delivery of such notice. Sabine is obligated to cause the Stockholder Designees to be included in the slate of directors approved and recommended by the Board for election at such meeting and to use its reasonable best efforts to cause the election of each such Stockholder Designee. If the Legacy Sabine Investors elect to designate fewer than their permitted number of Stockholder Designees, then the Nominating and Corporate Governance Committee of the Board may select alternative nominees for such positions.

        Upon the resignation, retirement, death or other removal (with or without cause) from office of any Stockholder Designee serving as a director at a time when the Legacy Sabine Investors have the rights to designate a replacement Stockholder Designee, (i) the Legacy Sabine Investors will be entitled promptly to designate a replacement Stockholder Designee and (ii) Sabine will cause the prompt appointment or election of the replacement Stockholder Designee as a director. For so long as the Legacy Sabine Investors retain their nomination rights, the Legacy Sabine Investors have agreed to vote their shares of Sabine common stock in accordance with the recommendation of the Nominating and Corporate Governance Committee of the Board for all persons other than the Stockholder Designees to be elected as directors to the Board.

        Director Qualifications.    Our Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended by the Nominating and Governance Committee for a position on the Board, which membership criteria are not applicable to Stockholder Designees, other than as described under "Stockholders' Agreement." The charter of the Nominating and Governance Committee states that the Committee considers director candidates in professional skills, past experience, and work ethic. The ultimate goal of the guidelines for director qualifications is to select individuals for Board service having sufficiently broad skills and characteristics that taken together will assure a strong Board with wide-ranging experience and expertise in the oil and gas business and in corporate governance. The charter of our Nominating and Governance Committee requires that before recommending any director candidate, the Committee consider the following personal characteristics and qualifications: relevant skills, qualifications and experience; independence under applicable standards; business judgment; service as directors of other companies; personal and professional integrity; openness and ability to work as part of a team; willingness to commit the required time; and familiarity with Sabine and its industry. In addition, the Board looks for recognized achievement and reputation, an ability to contribute to specific aspects of Sabine's activities, and the willingness to commit the time and effort required, including attendance at all Board meetings and meetings of committees of which he or she is a member. The Board has not adopted a formal diversity policy. Please see "PROPOSAL NO. 1—ELECTION OF CLASS III DIRECTOR" below for a discussion of the specific experience, qualifications, attributes and skills of each director considered in determining whether such person should serve on our Board.

        Subject to the applicable provisions in the stockholders' agreement described above, the Corporate Governance Guidelines also contain standards with respect to the determination of director independence, and the Nominating and Governance Committee considers the independence standards as part of its process. In accordance with these standards, a director must have no material relationship with Sabine, other than as a director, to be considered independent. The standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with us or our independent registered public accounting firm.

        Identifying and Evaluating Nominees for Directors.    The Nominating and Governance Committee is responsible for leading the search for individuals meeting the characteristics and qualifications to serve on the Board as set forth in the Committee's charter and the Corporate Governance Guidelines, subject to the designation rights of the Legacy Sabine Investors described under "Stockholders' Agreement." The Committee will evaluate candidates for nomination to the Board, including candidates recommended by shareholders, and will conduct appropriate inquiries into the backgrounds and qualifications of possible candidates. In reviewing an existing director to be nominated for reelection, the Committee will also consider the director's past performance on the Board and his or her length of Board service. The Nominating and Governance Committee may retain outside consultants, in its sole discretion, to assist in identifying director candidates, but it did not engage any outside consultants in connection with selecting the nominee for election at the 2015 annual meeting. The Nominating and Governance Committee is responsible for recommending to the Board director nominees to be presented for election at meetings of the shareholders or of the Board. Shareholders may recommend possible director nominees for consideration by the Nominating and Governance Committee as indicated below. Shareholders may also nominate candidates for election to the Board at the annual meeting of shareholders by following the provisions set forth in Sabine's Amended and Restated Bylaws, restated as of December 16, 2014 ("Bylaws"). The Corporate Governance Guidelines include the qualifications and skills required for directors and are available on Sabine's website at www.sabineoil.com.

        The Nominating and Governance Committee recommended to the full Board that Mr. Chewning be nominated to stand for re-election as a Class III director.

        Shareholder Nominees.    The Nominating and Governance Committee will consider all properly submitted shareholder recommendations of candidates for election to the Board as described above. In evaluating the recommendations of shareholders for director nominees, as with all other possible director nominees, the Nominating and Governance Committee will address the director qualification criteria described above. Any shareholder recommendations for director nominees should include the candidate's name and qualifications, as well as the shareholder's name, and should be sent in writing to Sabine, in care of the Secretary, Sabine Oil & Gas Corporation, 1415 Louisiana Street, Suite 1600, Houston, Texas 77002.

        Our Bylaws permit shareholders to nominate candidates for election to the Board at an annual meeting of shareholders. In order to nominate candidates, Sabine's Bylaws provide that the proposal must be submitted in writing, in advance of the next annual meeting, in accordance with the deadlines established in the Bylaws. The nomination process is described below, under the caption "SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING."

Compensation Committee Interlocks and Insider Participation

        During 2014 and prior to the closing of the Combination, the Compensation Committee consisted of the following independent directors: Loren K. Carroll, James H. Lee, and Raymond I. Wilcox. Immediately following the closing of the Combination, the Board appointed the following independent directors to serve on the Compensation Committee: John Yearwood, Thomas N. Chewning and Duane C. Radtke. No member of the Compensation Committee is now, or at any time since the beginning of 2014 has been, employed by or served as an officer of Sabine or any of its subsidiaries or had any relationships requiring disclosure with Sabine or any of its subsidiaries. None of Sabine's executive officers are now, or have been at any time since the beginning of 2014, a member of the compensation committee or board of directors of another entity, one of whose executive officers has been a member of Sabine's Board or Compensation Committee.

Executive Sessions

        The Board holds regularly scheduled meetings in executive sessions outside the presence of the Chief Executive Officer or any other members of management. The Lead Director leads the executive sessions as described below. If the Lead Director is not available, the Nominating & Governance Committee will recommend an independent director to preside at these executive sessions. As described above, under the heading "Board Independence," David J. Sambrooks currently serves as Chairman of the Board.

Communications with the Board

        Shareholders and other interested parties may communicate with the Board by contacting the Board, any committee of the Board, the Chairman of the Board, the Lead Director or any other director in particular, in writing, in care of the General Counsel, Sabine Oil & Gas Corporation, 1415 Louisiana Street, Suite 1600, Houston, Texas 77002. The General Counsel will review each communication received from shareholders and other interested parties and will forward all correspondence to the addressees if the communication complies with the requirements of any applicable policy adopted by the Board and falls within the scope of matters generally considered by the Board. If any shareholder or third party has a complaint or concern regarding accounting, internal accounting controls, or auditing matters at Sabine, they should send their complaint in writing to the Chairman of the Audit Committee in care of the General Counsel at the address noted above.

Corporate Governance Guidelines and Code of Business Conduct

        Sabine is committed to adhering to sound corporate governance principles. Sabine has adopted a code of ethics and conduct for its directors, officers and other employees, known as the Code of Business Conduct and Ethics. For Sabine's Chief Executive Officer, Chief Financial Officer and other senior financial officers, Sabine has specifically adopted a code of ethics and conduct known as the Financial Code of Ethics. Sabine also has adopted Corporate Governance Guidelines, which, in conjunction with the Amended and Restated Certificate of Incorporation, Bylaws, and Board committee charters, form the governance framework for Sabine. The Corporate Governance Guidelines are reviewed annually by the Nominating and Governance Committee. Each of the codes of ethics and conduct, the Corporate Governance Guidelines, and the Audit, Compensation and Nominating and Governance Committee charters, is available on Sabine's website at www.sabineoil.com, and copies may be obtained free of charge by contacting the Secretary of Sabine. We also post on our website amendments to these policies and promptly disclose any waivers from these policies for our principal executive, financial, and accounting officers.

Director Indemnification and Insurance

        Sabine's Bylaws limit the personal liability of our directors to the fullest extent permitted by the New York Business Corporation Law, or the Business Corporation Law, as currently formulated or as it might be revised in the future. The Bylaws provide that a director will not be liable for damages for any breach of duty unless a final adjudication adverse to the director establishes that either (a) the director's acts were committed in bad faith, or were the result of active and deliberate dishonesty, and were material to the cause of action so adjudicated, or (b) the director personally gained a financial profit or other advantage to which he or she was not legally entitled.

        Sabine carries directors' and officers' liability coverage designed to insure the directors and officers of Sabine and its subsidiaries against certain liabilities incurred by them in the performance of their duties. The coverage is also designed to provide reimbursement in certain cases to Sabine and its subsidiaries for sums paid by them to directors and officers as indemnification for similar liability. Prior to the Combination, the program for Forest was led by Arch Insurance Company and was going to expire in August 2014. Forest then paid the extra premiums of $489,372 to extend the expiration date from August 7, 2014 to February 7, 2015, and the extended program was terminated on December 16, 2014. In connection with the Combination, Forest paid aggregate premiums of $1,072,353 to purchase run-off policies for its then directors and officers, which began on December 16, 2014 and will remain effective for six years. The primary carrier of the run-off program is Arch Insurance Company. Sabine's current program took effect on December 16, 2014 and will last for a 12-month period. The program is led by Federal Insurance Co. (Chubb), and Sabine paid a total premium of $620,784 for the program. Sabine has not suffered a loss and no payments have been made to Sabine or its subsidiaries or to any of their directors or officers under these policies.

Certain Legal Proceedings Involving Our Directors

        Patrick R. McDonald v. Sabine Oil & Gas Corporation.    On March 30, 2015, Mr. Patrick R. McDonald filed a complaint against us in Colorado state court, alleging that we breached our obligations under a severance agreement with Mr. McDonald, and violated the Colorado Wage Act by allegedly not paying Mr. McDonald certain accrued vacation. The complaint arises from our decision to defer the payment of severance and associated benefits to certain of our former executive officers. In the complaint, Mr. McDonald seeks relief in the form of monetary damages. Mr. McDonald served as an executive officer until December 2014, and he continues to serve on our Board of Directors.

PROPOSAL NO. 1—ELECTION OF CLASS III DIRECTOR

        Sabine's Bylaws provide that the members of the Board shall be divided into three classes: Class I, Class II, and Class III, whose terms of office expire at different times in annual succession. Our Bylaws allow the Board to establish the number of directors from time to time by resolution passed by a majority of the whole Board, provided that the number of directors shall not be less than six or more than fifteen. Currently, our Board has seven members.

        Generally, each class of directors is elected for a term expiring at the annual meeting of shareholders to be held three years after the date of their election. However, effective immediately prior to the closing of the Combination on December 16, 2014, in connection with the closing of the Combination, each of James D. Lightner, Loren K. Carroll, Richard J. Carty, James H. Lee and Raymond I. Wilcox resigned from the Board. Pursuant to the terms of the agreement governing the Combination, the Board appointed the following individuals to serve on the Board: Duane C. Radtke, John Yearwood, Thomas N. Chewning, David J. Sambrooks, Alex T. Krueger and Brooks M. Shughart. Following these appointments, the Board then had a total of eight directors, including Patrick R. McDonald and Dod A. Fraser, both of whom served as directors of Forest immediately prior to the closing of the Combination. On January 16, 2015, Mr. Fraser resigned from the Board, leaving the Board with a total of seven directors. Among the incumbent directors of the Board, Thomas N. Chewning is a Class III director whose term will expire at the 2015 annual meeting; Messrs. Sambrooks, Radtke and Shughart are Class I directors whose term will expire at the 2016 annual meeting, and Messrs. McDonald, Yearwood and Krueger are Class II directors whose term will expire at the 2017 annual meeting. The Board has nominated Mr. Chewning, who is a current Class III director with a term expiring at the 2015 annual meeting, for re-election as a Class III director, with a term expiring at the 2018 annual meeting.

        The Nominating and Governance Committee and the Board have evaluated the specific experience, qualifications, attributes, and skills of each nominee or director in determining that such person should serve as a director of Sabine at this time (subject to the provisions of the stockholders' agreement described under "Consideration of Director Nominees—Stockholders' Agreement"). In doing so, the Nominating and Governance Committee and the Board focused primarily on the credentials described in the biographical information set forth below for each nominee or director. Particular consideration was given to the experience in the oil and gas exploration and production industry or related industries of each nominee or director. The Nominating and Governance Committee and the Board believe that such experience is vital in order to quickly identify, understand, and address new trends, challenges, and opportunities for Sabine.

        The Nominating and Governance Committee and the Board also identified the knowledge and understanding of corporate governance issues developed by each of the directors from service on corporate boards. In addition, with regard to Messrs. Radtke, Krueger, Chewning, Shughart, and McDonald, the Nominating and Governance Committee and the Board considered their extensive knowledge of corporate finance and accounting. For Mr. Yearwood, the Nominating and Governance Committee and the Board considered the knowledge he brings with respect to the oilfield services industry, including insight into that industry's trends, service and equipment availability, and costs. For Messrs. Krueger and Shughart, consideration was given to their experience in the public and private debt and equity markets as well their experience investing in the oil and gas industry. Regarding Mr. Radtke, consideration was given to his education and work experience in engineering as well as his many years of experience in energy executive management. For Mr. Chewning, the Nominating and Governance Committee and the Board identified his finance background and his many years of experience in operating and managing both private and large public energy companies. For Mr. Sambrooks, consideration was given to his engineering training and his years of experience managing exploration and production companies. The Nominating and Governance Committee and the

Board also identified Mr. McDonald's geologic training and his extensive knowledge and experience with exploration and production companies.

        The nominee for re-election, Mr. Chewning, has indicated that he will be available to serve as a director. In the event the nominee should become unavailable to serve as a director, any shares represented by a proxy will be voted for any substitute nominee designated by the Board.

        The proxy holders, who have been so designated by the Board, will vote "FOR" the election of the Class III nominee unless otherwise instructed in the proxy.

        Information concerning the director nominee and each of our other directors who will hold office following the annual meeting is set forth below:

Class III Director Nominee—To Serve a Term Expiring at the Annual Meeting of Shareholders in 2018

        Thomas N. Chewning, age 70, has served as a Director of Sabine since December 2014. Mr. Chewning has over 40 years of experience in a variety of businesses, with tenures as chief executive officer and chief financial officer. He began his career as a commercial lending officer and executive in the commercial banking industry, and served as President of Air Van Lines, Inc. Mr. Chewning joined Dominion Resources, Inc. (NYSE: D) in 1987 where he held a variety of financial positions with its operating subsidiaries. From 1995 to 1999 he held the positions of President and Chief Executive Officer of Dominion Energy, a Dominion Resources subsidiary, and led Dominion's acquisition and development of its oil and gas properties. In 1999, Mr. Chewning was named Chief Financial Officer of Dominion Resources, a position he held until his retirement in 2009. Mr. Chewning received a Bachelor of Arts degree in History from the University of North Carolina at Chapel Hill and his MBA from the Wharton School of Finance.

Vote Required

        A majority of the votes cast is required to elect the Class III nominee as director.

THE BOARD RECOMMENDS A VOTE "FOR" THE CLASS III NOMINEE SET FORTH ABOVE.

CONTINUING MEMBERS OF THE BOARD:

Class I Directors—Terms Expiring at the Annual Meeting of Shareholders in 2016

        David J. Sambrooks, age 56, has served as President, Chief Executive Officer and Chairman of the Board of Directors of Sabine since December 2014. Prior to that, Mr. Sambrooks served as Chief Executive Officer and Director of Sabine O&G from May 2007 until the closing of the Combination. Mr. Sambrooks has extensive experience in executive management, engineering and business development. Prior to joining Sabine O&G in early 2007, he served as Vice President and General Manager of Devon Energy Corporation's Southern Division, and prior to that their International Division. Mr. Sambrooks also held other senior positions with Santa Fe Energy Corporation. Mr. Sambrooks received a Bachelor of Science degree in Mechanical Engineering from the University of Texas at Austin and a Master of Business Administration from the Executive Program at the University of Houston. Mr. Sambrooks is on the board, and currently board president, of Communities in Schools, Houston.

        Duane C. Radtke, age 66, has served as Lead Director of the Board of Directors of Sabine since December 2014. Mr. Radtke served as a director of Sabine O&G from June 2008 and became Chairman of the Board of Directors of Sabine O&G in August 2009 until the closing of the Combination. Mr. Radtke has over 40 years of experience in energy executive management, engineering and business development. From 2001 until retiring, Mr. Radtke served as President and Chief Executive Officer of Dominion Exploration and Production, a subsidiary of Dominion Resources, Inc., and Executive Vice President of Dominion Resources, Inc. Previously, Mr. Radtke served as President of Devon International. Mr. Radtke is currently a director of Devon Energy Corporation, a public company, KrisEnergy Ltd., a public company whose shares are traded in Singapore, Offshore Energy Center and the Palmer Drug Abuse Program. Mr. Radtke serves as the President and Chief Executive Officer of Valiant Exploration LLC, which is engaged in investments in the oil and gas industry. Mr. Radtke is a former Chairman of the American Exploration and Production Council and former Chairman of Spindletop Charities. Mr. Radtke earned a Bachelor of Science in Mining Engineering from the University of Wisconsin.

        Brooks M. Shughart, age 37, has served as a Director of Sabine since December 2014. Mr. Shughart served as a director of Sabine O&G from December 2012 until the closing of the Combination. Mr. Shughart is a Director of First Reserve which he joined in 2012. His responsibilities range from deal origination and structuring to due diligence, execution and monitoring, with particular focus on the reserves sector. Prior to joining First Reserve, Mr. Shughart was a Director in the Mergers and Acquisitions Group for Credit Suisse. Prior to Credit Suisse, he held positions in the energy groups of Lazard Freres and Donaldson, Lufkin & Jenrette/CS First Boston. Mr. Shughart holds a Bachelor of Business Administration degree in Finance from The University of Texas. Mr. Shughart also serves on the Board of Directors of KrisEnergy Ltd., a public company whose shares are traded in Singapore.

Class II Directors—Terms Expiring at the Annual Meeting of Shareholders in 2017

        Patrick R. McDonald, age 58, has served as a Director of Sabine since December 2014, and prior to the Combination, as a director of Forest since 2004. Mr. McDonald served as President, Chief Executive Officer and Director of Forest from September 2012 until the closing of the Combination. Mr. McDonald served as Forest's Interim Chief Executive Officer starting in June 2012. He was appointed as the Chief Executive Officer and as a Director of Carbon Natural Gas Co. in 2011, and continues to serve in such capacities. He has also served as Chief Executive Officer, President and Director of Carbon Natural Gas Co.'s predecessor company Nytis Exploration Company since 2004. From 1998 to 2003, Mr. McDonald served as President, Chief Executive Officer, and Director of Carbon Energy Corporation, an oil and gas exploration and production company. From 1987 to 1997, Mr. McDonald served as Chief Executive Officer, President and Director of Interenergy Corporation, a natural gas gathering, processing, and marketing company. Prior to that, he worked as an exploration geologist with Texaco, Inc. where he was responsible for oil and gas exploration efforts in the Middle and Far East. Until his appointment as interim Chief Executive Officer of Forest, Mr. McDonald was a member of the Forest board's audit committee and served as chairman of the Compensation Committee. In March 2011, Mr. McDonald was elected as a director and Chairman of Lone Pine Resources Inc., an oil and gas exploration, development and production company. He is a Certified Petroleum Geologist and is a member of the American Association of Petroleum Geologists and Canadian Society of Petroleum Geologists. Mr. McDonald received a bachelor's degree in geology and economics from Ohio Wesleyan University and a Master's in Business Administration in Finance from New York University.

        John Yearwood, age 55, has served as a Director of Sabine since December 2014. Mr. Yearwood served as a director of Sabine O&G from June 2007 until the closing of the Combination. Mr. Yearwood currently serves on the Board of Directors of Nabors Industries, Ltd., Barra Energia, Sheridan Production Partners, Premium Oilfield Services and Foro Energy. Until 2010, he served as the Chief Executive Officer, President and Chief Operating Officer of Smith International, Inc. Mr. Yearwood was first elected to Smith's Board of Directors in 2006 and remained on the board until he successfully negotiated and completed the sale of Smith to Schlumberger Ltd. in August 2010. Before joining Smith, Mr. Yearwood spent 27 years with Schlumberger in numerous operations management and staff positions throughout Latin America, Europe, North Africa and North America,

including as President and in financial director positions. Mr. Yearwood received a Bachelor of Science Honors Degree in Geology and the Environment from Oxford Brookes University in England.

        Alex T. Krueger, age 41, has served as a Director of Sabine since December 2014. Mr. Krueger served as a director of Sabine O&G from February 2011 until the closing of the Combination. Mr. Krueger is Co-CEO and President of First Reserve which he joined in 1999 and is jointly responsible for supervision of First Reserve's investment program and strategy, as well as overall management of the firm. Mr. Krueger is also responsible for the origination, structuring, execution and monitoring of investments across the global energy industry, with particular expertise in the natural resources sector. Prior to joining First Reserve, Mr. Krueger worked in the Energy group of Donaldson, Lufkin & Jenrette in Houston. Mr. Krueger holds two Bachelor of Science degrees from the University of Pennsylvania, one in Chemical Engineering and one in Finance and Statistics from the Wharton School.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        Following the identification of our named executive officers below, the Compensation Discussion and Analysis is divided into two sections. The first section, entitled "Forest Compensation Discussion and Analysis," outlines compensation policies, practices, and decisions made by Forest and the compensation committee of the board of directors of Forest (the "Forest Compensation Committee") with regard to compensation for Messrs. McDonald, Wind, Dearman, and Schelin prior to the Combination. The second section, entitled "Sabine Compensation Discussion and Analysis," outlines compensation policies, practices, and decisions made by the compensation committee of Sabine's board of directors (the "Sabine Compensation Committee") following the Combination, and the compensation committee of Sabine O&G's board of directors (the "Sabine O&G Compensation Committee") prior to the Combination, as applicable, with regard to compensation for Messrs. Sambrooks, Levesque, and Yang and Ms. Levesque paid from December 16, 2014 through December 31, 2014.

        The named executive officers of Sabine for the fiscal year ended December 31, 2014 (the "2014 Fiscal Year"), and who are described in this Compensation Discussion and Analysis section, are:

  •
  David J. Sambrooks—President and Chief Executive Officer;

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  R. Todd Levesque—Executive Vice President and Chief Operating Officer;

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  Cheryl R. Levesque—Senior Vice President, Asset Development;

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  Timothy D. Yang—Senior Vice President, Land & Legal, General Counsel, Chief Compliance Officer and Secretary;

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  Patrick R. McDonald—Former President and Chief Executive Officer;

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  Victor A. Wind—Former Executive Vice President and Chief Financial Officer;

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  Frederick B. (Britt) Dearman—Former Senior Vice President, Southern Region; and

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  Richard W. Schelin—Former Vice President, General Counsel and Secretary.

        Each of Messrs. McDonald, Wind, Dearman, and Schelin ceased to serve as an executive officer, and each of Messrs. Sambrooks, Levesque, and Yang and Ms. Levesque commenced serving as an executive officer, concurrent with the closing the Combination on December 16, 2014. Mr. Dearman's employment with Sabine terminated on the same date in connection with the closing of the Combination. Our employment relationship with Messrs. McDonald and Wind terminated on December 30, 2014. Mr. Schelin's employment with Sabine terminated on February 6, 2015.

        Mr. David Sambrooks managed the responsibilities of Sabine's chief financial officer for the period from December 16 through December 31, 2014. Mr. Michael Magilton commenced employment with Sabine as its chief financial officer on January 1, 2015.

Forest Compensation Discussion and Analysis

        This Forest Compensation Discussion and Analysis focuses on compensation decisions made by the Forest Compensation Committee prior to the closing of the Combination with respect to the following named executive officers:

  •
  Patrick R. McDonald—Former President and Chief Executive Officer;

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  Victor A. Wind—Former Executive Vice President and Chief Financial Officer;

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  Frederick B. (Britt) Dearman—Former Senior Vice President, Southern Region; and

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  Richard W. Schelin—Former Vice President, General Counsel and Secretary.

        Forest's compensation program was intended to be competitive with comparable oil and gas companies, reward corporate and individual performance, and be consistent with Forest's strategic and financial objectives.

        Forest's 2014 compensation program for its named executive officers consisted of two primary components: an annual base salary and an annual cash incentive bonus. Unlike in previous years, and with the exception of retention awards granted to Mr. Schelin, no long-term equity awards were granted to the named executive officers during 2014. Below is a summary of the two primary components:

  •
  Annual base salaries for Forest's named executive officers did not change from 2013 to 2014, except in connection with Mr. Schelin's promotion.

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  Annual cash incentive bonuses for the Forest named executive officers were determined after taking into account Forest's performance against metrics that reflected Forest's annual operating plan, strategic objectives (including the closing of the Combination), and individual performance. For each named executive officer of Forest, the annual plan was designed to pay out between 0 and 200% of target, with the target bonus for each executive set at approximately the 50th percentile of bonuses paid to similarly situated executives at comparable oil and gas companies. Unlike in previous years, when incentive bonuses were typically determined and paid in the first quarter of the year following the year for which they were earned, incentive bonuses for 2014 were determined and paid at the closing of the Combination, as contemplated by the merger agreement between Forest and Sabine O&G.

        The compensation committee of Forest administered Forest's executive compensation program, and believed the above components, together with the terms of the severance agreements to which Forest and each of Messrs. McDonald, Wind and Dearman were a party to, met Forest's executive compensation objectives for the year.

How Forest's Prior Year Say-On-Pay Vote Impacted Its Executive Compensation Practices

        The full board of directors of Forest reviewed Forest's say-on-pay vote in May 2014, in which approximately 71% of the votes cast (excluding broker non-votes and abstentions) were against Forest's executive compensation programs. The Forest board of directors also reviewed the analyses provided by the larger proxy advisory services. The unfavorable say-on-pay vote was one of the factors considered by the Forest Compensation Committee when they made the determination not to grant equity awards in 2014.

The Role of Forest's Compensation Consultant

        The Forest Compensation Committee engaged Meridian Compensation Partners, LLC, or Meridian, as its independent consultant with respect to compensation matters involving Forest's executive officers. Meridian reported directly to the Forest Compensation Committee, which had authority under its charter to retain compensation consultants at Forest's expense. The Meridian representatives also met with management from time to time. All of the decisions with respect to the Forest's executive compensation, however, were made by the Forest Compensation Committee. The Forest Compensation Committee did not direct Meridian to perform its services in any particular manner or under any particular method. The Forest Compensation Committee evaluated the compensation consultant annually to determine its independence. The last such evaluation occurred in August 2014. The only services provided by Meridian during 2014 were the provision of (i) a high-level overview of industry compensation practices and (ii) general information regarding typical non-competition provisions utilized in severance agreements. Meridian did not provide any services to Forest during 2014 other than the services it performed for the Forest Compensation Committee.

Elements of Compensation and Tally Sheets

        The Forest Compensation Committee considered each element of Forest's compensation program and, when making decisions regarding specific elements, took into account how that element fit into Forest's overall compensation objectives. The Forest Compensation Committee also considered how that element was affected by the other elements in the program.

        At its regular meetings in February 2014, May 2014, August 2014, and November 2014, the Forest Compensation Committee reviewed cumulative (i) compensation tally sheets, (ii) severance valuations, and (iii) valuations of outstanding equity awards for each of the Forest named executive officers. The tally sheets, severance valuations, and equity valuations were prepared by Forest's Vice President, Human Resources. The tally sheets described each named executive officer's base salary, the prior year's annual incentive bonus, the annual value of perquisites, the historic value of all equity compensation granted to and held by the officer, the annual amount of employer matching for the 401(k) Plan, and the internal pay equity among the named executive officers. The tally sheets then stated the cumulative value of these components. The severance valuations described the severance payment and other benefits that each named executive officer may receive in the context of a termination in conjunction with a change-of-control. The equity valuations described the current market value of all equity incentive awards held by each of the named executive officers as well as the value derived by the officer through recent vesting of restricted stock or the exercises of stock options.

        The Forest Compensation Committee believed that the tally sheets, severance valuations, and equity valuations allowed it to keep track of the on-going value and retentive quality of prior compensation grants, which in turn allowed the Forest Compensation Committee to maintain an appropriate perspective when considering compensation decisions.

Base Salary

        The purpose of base salary is to deliver cash compensation to the named executive officers that is competitive in the industry and that would enable Forest to attract, motivate, and retain capable executives. The Forest Compensation Committee generally reviewed the base salaries of Forest's named executive officers on an annual basis. No changes were made in base salaries of Forest's named executive officers from 2013 to 2014, other than increasing Mr. Schelin's base salary from $270,000 to $335,000 in connection with his promotion to Vice President, General Counsel & Secretary of Forest, effective January 25, 2014.

Annual Incentive Bonus

        The Forest Compensation Committee chose to pay annual incentive bonuses to ensure focus on, and to reward the achievement of, key objectives during the applicable calendar year. The Forest Compensation Committee believed that the satisfaction of the goals of its annual incentive plan furthered the interests of Forest's shareholders. The annual incentive bonuses for fiscal 2014 were awarded under the terms of Forest's Annual Incentive Plan for 2014, or the 2014 AIP, which was adopted by the Forest Compensation Committee. The 2014 AIP was filed with the SEC on April 17, 2014. In general terms, the 2014 AIP was designed to meet the following objectives:

  •
  provide an annual incentive plan framework that was performance-driven and focused on objectives considered critical to Forest's success in 2014;

  •
  offer competitive cash compensation opportunities; and

  •
  incentivize and reward outstanding achievement.

        The 2014 AIP provided for annual incentive awards determined primarily on the basis of Forest's results under specified performance measures. The framework of the 2014 AIP was similar to annual incentive plans utilized by Forest in prior years. Each year, the Forest Compensation Committee established the performance levels for each performance measure and its appropriate weighting. These objectives were derived in part from Forest's 2014 business plan and budget. The Forest Compensation Committee maintained discretion to change the performance measures after establishment as necessary to reflect changes to the budget resulting from acquisitions and dispositions, pricing, the overall economic environment, and other similar events. The Forest Compensation Committee also maintained discretion to adjust awards up or down to account for corporate achievements and non-quantitative results, including individual performance, that were not captured by the performance measures.

        For 2014, performance measures were established for (i) production growth, (ii) reserves growth, (iii) capital budget adherence, (iv) rate of return on drilling capital, and (v) specific business unit or corporate department performance objectives. Each performance measure for the named executive officers was tied to that officer's business unit or corporate department. For example, if a named executive officer worked primarily in the Southern business unit, then the performance goal for each of production growth, reserves growth, capital budget adherence, rate of return on drilling capital, and, of course, the more general business unit goal, would be established for, and measured with respect to, the Southern business unit. If the officer worked in the corporate group, the performance measures were tied to Forest as a whole.

        The "production growth" measure under the 2014 AIP was based on a targeted annual growth in net production for the entire company, on a per-diluted-share basis. Production growth per diluted share for the entire company was calculated by dividing the quotient of Forest's production during 2014 and the average number of diluted shares of Forest's common stock outstanding on the last day of each month in 2014 by the quotient of Forest's production during 2013 and the average number of diluted shares of Forest's common stock outstanding on the last day of each month in 2013. The business units were each given aggregate net production goals that, taken together, were needed to reach the consolidated production growth target.

        The "reserves growth" measure under the 2014 AIP was similarly based on targeted annual growth in reserves for the entire company, on a per-diluted-share basis. The target took into account proved developed extensions and discoveries plus the proved undeveloped conversions drilled and completed or recompleted during the year. New proved undeveloped extensions and discoveries were excluded. The business units were each given aggregate reserves goals that, taken together, were needed to reach the consolidated reserves growth target. Reserves growth per diluted share for the entire company was calculated by dividing the quotient of Forest's proved developed reserves at the end of 2014 and the average number of diluted shares of Forest's common stock outstanding on the last day of each month in 2014 by the quotient of Forest's proved developed reserves at the end of 2013 and the average number of diluted shares of Forest's common stock outstanding on the last day of each month in 2013. The assessment of the measure was based on Forest's published year-end reserve estimates, which were audited by Forest's independent reserve engineers, DeGolyer and MacNaughton. For purposes of both the reserves growth and production growth measures, equivalent volumes were calculated based on an oil/condensate-to-natural gas economic ratio of 15-to-1 and a natural gas liquids-to-natural gas economic ratio of 7.5-to-1.

        The "capital budget adherence" objective under the 2014 AIP measured capital expenditures during the year to determine how closely they adhered to the capital budget approved by the Forest board of directors. For 2014, the initial capital budget was $299 million, consisting of approximately: $258 million for drilling and completions (including recompletions); $20 million for leasehold, seismic, maintenance, and plugging and abandonment costs; and $21 million for capitalized overhead (i.e., the capitalized portion of Forest's general and administrative expenses under the full-cost method of accounting). The Forest Compensation Committee considered results against performance on the "production growth" and "reserves growth" measures in determining whether this measure had been completed on target.

        The "rate of return on drilling capital" measure under the 2014 AIP was based on a targeted, consolidated pre-tax rate of return on all capital projects during the year related to drilling, completion, and recompletion projects, but excluding acquisitions, land lease, seismic, maintenance, and plugging & abandonment expenditures, and capitalized G&A, equity compensation, and interest. Only wells completed and put on production during 2014 were to be included in the calculation. However, undrilled proved undeveloped reserves added as a result of drilling were not to be included in the calculation. The effect of Forest's joint venture in the Eagle Ford Shale area was to be included in the calculated results. The commodity prices used in the rate of return computations were to be consistent with those used in Forest's 2014 business plan. In assessing the results under the measure, the Forest Compensation Committee considered all revisions to proved reserves taken during the year.

        The business unit and department performance objectives under the 2014 AIP were established by Forest's Chief Executive Officer based on what he believed would advance Forest's interests in a meaningful fashion during 2014 but final performance achievement levels were approved by the Forest Compensation Committee. The objectives included, among other things, increasing oil and natural gas liquids production and reserves, reducing lease operating expense, divesting non-core assets, including international assets, implementing a "3P" resource database, reducing debt, controlling and reducing general and administrative costs, and improving safety and environmental measures.

        Each participant in the 2014 AIP has a target bonus expressed as a percentage of his or her base salary. For the named executive officers, the aggregate target percentages of salary were as follows:

Executive	Aggregate target bonus as % of salary
Patrick McDonald	100.0%
Victor A. Wind	75.0%
Frederick B. (Britt) Dearman	60.0%
Richard W. Schelin	60.0%

        The total target pool under the 2014 AIP was equal to the sum of the target bonuses for each of the participants in the plan. However, as described below, the final size of the pool could have been lower or higher than the target amount and was dependent on the extent to which Forest and its business units satisfied the 2014 performance measures and the extent to which the Forest Compensation Committee exercised its discretion to modify the pool.

        With respect to each performance measure under the 2014 AIP other than the "capital budget adherence" measure and the business unit or corporate department objectives, the Forest Compensation Committee established a "threshold," "target," and "outstanding" (or maximum) performance level. The "threshold" level was the level at which any payout under the 2014 AIP would begin to accrue for the applicable performance measure. If the actual performance level for a measure was below the threshold level, no payout would be due with respect to that measure. If the threshold level of performance was achieved, 25% of the target payout for the applicable performance measure would accrue. The "target" level was that at which 100% of the target payout for the applicable performance measure would accrue. Where applicable, the target levels for the 2014 AIP performance measures correlated with production, capital, and expense projections contained in Forest's 2014 business plan. The "outstanding" level was that at which 200% of the target payout for the applicable performance measure would accrue. As such, the maximum total bonus pool payable under the 2014 AIP was limited to 200% of target.

        The 2014 AIP was designed to pay out on a sliding scale ranging from 0% to 200% of target depending on actual performance results, subject to the discretion of the Forest Compensation Committee. Actual performance that fell somewhere between the threshold and outstanding levels was accrued in direct proportion to where it fell between those performance level benchmarks. Performance below the threshold level received no payout.

        The table below contains the specific performance levels established by the Forest Compensation Committee for the production growth, reserves growth, and rate of return on drilling capital performance measures for the general corporate department and Southern business unit for 2014. The 2014 annual incentive bonus awards for Messrs. McDonald, Wind and Schelin were based on the performance of Forest as a whole, while the award of Mr. Dearman was based on the performance of the Southern business unit.

Business Unit/ Department	Threshold	Target	Outstanding
Forest (and corporate departments)(1)	Production Growth: –8% Reserves Growth: 8% ROR Drilling Capital: 15%	Production Growth: 2% Reserves Growth: 12% ROR Drilling Capital: 20% Capital Budget: $298.7(2)	Production Growth: 12% Reserves Growth: 16% ROR Drilling Capital: 25%
Southern	Production Growth: 16.4 Bcfe Reserves Growth: 48.4 Bcfe	Production Growth: 18.3 Bcfe Reserves Growth: 56.9 Bcfe Capital Budget: $114.4(2)	Production Growth: 20.1 Bcfe Reserves Growth: 65.5 Bcfe

(1)
Production growth, reserves growth, and "rate of return on drilling capital" for Forest as a whole and for the corporate departments reflect the cumulative performance of the Mid-Continent and Southern business units.

(2)
In millions.

        As noted in the table above, the Forest Compensation Committee did not set a "threshold" and "outstanding" performance level for the "capital budget adherence" performance measure. Instead, for this measure the Forest Compensation Committee only determined the "target" performance level, achievement of which would result in a payout of 100% on this measure. Performance that exceeded the target performance level (i.e., capital expenditures less than the amount budgeted) or that came in below the target performance level (i.e., capital expenditures in excess of the amount budgeted) would be paid out at an amount greater or less than 100% of the target payout on this performance measure, as determined in the sole discretion of the Forest Compensation Committee.

        With respect to the business unit and corporate department objectives, an achievement percentage ranging from zero to 200% was to be assigned to each business unit or corporate department based on an assessment by the Forest Compensation Committee of the degree to which the objectives were achieved, after conferring with the Chief Executive Officer and other relevant senior executives.

        Each participant's target bonus was to be accrued if all of the 2014 performance measures reached the target level. Each performance measure represented a percentage of the total target bonus. In 2014, the weighting of each performance measure for each participant was established by the Forest Compensation Committee, were as follows: (i) 25% for production growth, (ii) 12.5% for reserves growth, (iii) 12.5% for capital budget adherence, (iv) 25% for rate of return on drilling capital, and (v) 25% for business unit or corporate department performance objectives. The specific payout for each performance measure was dictated by where the actual performance level for the measure fell in relation to the threshold, target, and outstanding benchmark levels as well as any discretion applied by the Forest Compensation Committee. An individual's performance could be considered in the context of the extent to which his or her performance during 2014 contributed to the overall success of Forest or, if applicable, to the success of his or her business unit or corporate department. If in the opinion of the Forest Compensation Committee and the Chief Executive Officer (with respect to executive officers other than himself), the individual makes a disproportionately positive contribution, his or her bonus would be adjusted upward; conversely, if the individual does not contribute appropriately, his or her bonus would be adjusted downward. This individual adjustment up or down based on individual performance is referred to as the Individual Performance Factor.

        Immediately prior to the closing of the Combination, the Forest Compensation Committee reviewed the 2014 AIP results through that date, which were as estimated at the following levels for both Forest as a whole and the Southern business unit: Production Growth (threshold); Reserve Growth (threshold); Capital Budget Adherence (target); Rate of Return on Drilling Capital (below threshold); and Business Unit Performance (outstanding). After taking into account actual estimated performance with respect to each performance measure, changes in commodity prices during 2014, and the importance of timely and successfully closing the Combination, the Forest Compensation Committee used its discretion to establish a total payout under the 2014 AIP equal to approximately 80% of the total target payout, which amount was then pro-rated through the closing date of the Combination as contemplated under the merger agreement with Sabine O&G.

        The Forest Compensation Committee further approved a bonus award to each of Messrs. McDonald, Wind, and Schelin equal to 144% of their respective target awards, which amounts were then pro-rated through the closing of the Combination. Mr. Dearman received a payout equal to 113% of target, which award also was also pro-rated through the closing of the Combination. In granting the awards, the Forest Compensation Committee exercised their discretion by adjusting the 2014 AIP bonuses upward for all executive officers to reflect the additional work and diligence to successfully close the Combination and, in the case of Mr. Wind, the successful re-audit of Forest's 2013 financial statements in light of the PCAOB's review of Forest's internal controls.

Long-Term Incentive Awards

        In previous years, long-term equity incentives were granted to reward individual performance, align the Forest named executive officers' compensation with their contribution to the success of Forest in creating shareholder value, tie their long-term economic interest directly to those of Forest's shareholders, and encourage retention of the executive officers.

        Other than Mr. Schelin's phantom stock unit retention award, described in more detail in the sub-section below entitled "Retention Arrangement with Richard Schelin," there were no long-term equity incentive awards granted by the Forest Compensation Committee during 2014. Typically awards were granted by the Forest Compensation Committee in May of each year. By May of 2014, the merger agreement between Forest and Sabine O&G had been executed. The merger agreement provided that all unvested compensatory equity awards would vest and be settled in connection with the closing of the Combination. The Forest Compensation Committee did not believe that granting long-term equity incentives would serve the desired motivational or retentive goals of such awards with an impending acceleration of vesting. For a further description of the treatment of equity awards upon the closing of the Combination under the merger agreement, see "Forest Potential Payments upon Termination or Change-of-Control" below.

Retirement Plans and Other Benefits

        Forest's 401(k) Plan was designed to encourage U.S. employees, including the named executive officers, to save for the future. This compensation program generally was not linked to Forest's performance. The 401(k) Plan provides Forest's U.S. employees with the opportunity to contribute certain eligible earnings on a pre-tax basis to an account investing in various investment options. Employees may elect to contribute up to 80% of their eligible compensation, subject to certain limitations. Forest matches employee contributions up to a designated percentage of an employee's total eligible compensation, with Forest's contributions vesting for newly-hired employees over a period of five years. Forest does not maintain an active defined benefit retirement program for its employees.

        During 2014, the Forest Compensation Committee did not make any changes to the other benefits or perquisites that the named executive officers received at Forest. Those benefits include participation in plans available to all Forest employees, such as medical and dental plans, group term life and accidental death and dismemberment insurance plans, and short-term and long-term disability plans. Named executive officers also received reimbursement of tax-preparation and estate or financial planning expenses and the cost of an annual extensive physical examination. These limited perquisites increase the competitiveness of the total compensation package offered to our named executive officers, save the named executive officers' time spent on the important but time-consuming activities associated with tax preparation and estate or financial planning, and aid in retaining these key individuals. Historically, the reimbursements have involved small dollar amounts, and the Forest Compensation Committee believed that they were reasonable and consistent with, or less generous than, the compensation practices of Forest's competitors. Forest keeps records regarding other expenses that it pays on behalf of its executive officers. If those expenses are not related to company business, they are paid directly by the officer or are reimbursed to Forest. Certain expenses that are in fact related to company business represent additional compensation.

Retention Arrangement with Richard Schelin

        In January of 2014 Mr. Schelin was promoted to Vice President, General Counsel and Secretary of Forest. In order to induce Mr. Schelin to accept this promotion and postpone his planned retirement, the Forest Compensation Committee entered into a letter with Mr. Schelin outlining the terms and conditions of his employment in this new role (the "Schelin Letter"). The Schelin Letter contemplates that Mr. Schelin will only continue in this role for a period beginning on January 25, 2014 and ending on January 15, 2015, although Forest retained the discretion to extend the term for a period of up to three months, at its election. If Mr. Schelin was asked to continue his employment beyond January 15, 2015 the Schelin Letter provides for a supplemental payment equal to 60% of his base salary multiplied by a fraction, the numerator of which is the number of days worked beyond January 15, 2015 and the denominator of which is 365. The Schelin Letter further provided for an increase Mr. Schelin's base salary from $270,000 to $335,000 in connection with this promotion and for retention bonus payments to Mr. Schelin in the amounts of (i) $13,958 on each of February 6, 2014 and February 6, 2015, contingent upon Mr. Schelin's continued employment through each date, and (ii) $405,000 on July 14, 2014, minus the amount of any award paid to him pursuant to the 2013 Annual Incentive Plan in March of 2014. The Schelin Letter also provides that Mr. Schelin's target award level pursuant to the Annual Incentive Plan, including for his 2013 award thereunder, be increased from 30% to 60% of his base salary. Mr. Schelin was also granted 67,000 cash-settled phantom stock units, which were originally scheduled to vest on April 15, 2015, but pursuant to the terms of the merger agreement between Forest and Sabine O&G, vested on the closing of the Combination. The Schelin Letter cancels any prior severance obligations that may have been due to Mr. Schelin pursuant to previous letters or agreements. Mr. Schelin's employment with Sabine terminated on February 6, 2015.

Severance Agreements

        Forest did not have employment agreements with Messrs. McDonald, Wind, Dearman, or Schelin, but it did have severance agreements with Messrs. McDonald, Wind, and Dearman that provided for certain payments and benefits in the event of involuntary termination within two years following a change-of-control.

        In general, the severance agreements and the payments and benefits provided thereunder are described under "Forest Potential Payments upon Termination or Change-of-Control." The Forest Compensation Committee believed that the double-trigger change-of-control severance benefits under the severance agreements provided a sufficient level of protection for Messrs. McDonald, Wind, and Dearman as well as a retention incentive benefiting Forest and shareholders without creating an unreasonable obstacle to potential bona fide purchasers of Forest. The severance agreements also provide these named executive officers with a limited single-trigger benefit in the event of a change-of-control. The severance agreements provide that on or before the date of a change-of-control, the Forest Compensation Committee must determine whether bonuses will be paid under Forest's annual incentive plan based on partial year results through the date of the change-in-control, and if so, the amounts of such bonuses shall be paid to the named executive officers on or before the date of the change-of-control.

        The severance agreements do not include any gross-up benefits with respect to excise taxes under Section 280G of the Internal Revenue Code (the "Code"). Instead, a "best net" approach is applied. If it is determined that any payment, distribution, or benefit, whether pursuant to the severance agreement or otherwise, is subject to the federal excise tax on "excess parachute payments," the amount payable will be reduced to an amount necessary to avoid such excise tax if doing so would result in a greater net after-tax benefit to the officer. If no reduction is made and the award is subject to excise taxes under Section 280G of the Code, the officer alone will be responsible for paying such excise tax.

        Effective December 16, 2014, Forest entered into amendments to the severance agreements with Messrs. Wind and Dearman to replace the non-competition covenant set forth in those agreements with a covenant providing that while employed and for two years following termination of employment, the applicable individual shall not take any action that is intended, or that could reasonably be expected, to interfere with Forest's relationships with a third-party. The amendment to each severance agreement also prohibits the executives from disparaging Forest for two years following their termination of employment and preserves the two-year post-termination non-solicitation restriction contained in the prior severance agreements. The amendments to the severance agreements were approved by the Forest Compensation Committee or board of directors prior to the closing of the Contribution.

How Accounting and Tax Treatment Impacted Forest's Decisions

        The Forest Compensation Committee generally made compensation decisions for the named executive officers based on what they considered appropriate for the individual's position in Forest's industry, what was considered competitive for that position at peer companies and in the industry generally, the executive's past performance and any changes in duties that the individual may have experienced. The resulting accounting and tax treatment to the individual or Forest from the compensation was generally a secondary consideration to the Forest Compensation Committee's decisions regarding what was proper compensation for the individual or Forest in light of then-current circumstances.

        Section 162(m) of the Code limits a company's ability to deduct compensation paid in excess of $1 million during any fiscal year to each of certain named executive officers, unless the compensation is performance-based as defined under federal tax laws. The Forest Compensation Committee reviewed and considered the deductibility of the executive compensation programs; however, the Forest Compensation Committee believed it was important to provide compensation that was not fully deductible when necessary to retain and motivate certain executive officers and when it is in the best interest of Forest and its stockholders. Forest accounted for its equity compensation expenses under the rules of Financial Accounting Standards Board ("FASB") Accounting Standard Codification ("ASC") Topic 718.

Sabine Compensation Discussion and Analysis

        This Sabine Compensation Discussion and Analysis focuses on compensation decisions made by the Sabine O&G Compensation Committee prior to the closing of the Combination and the Sabine Compensation Committee following the closing of the Combination, in each case with respect to compensation paid to the following named executive officers on or following December 16, 2014:

  •
  David J. Sambrooks, President and Chief Executive Officer;

  •
  R. Todd Levesque, Executive Vice President and Chief Operating Officer;

  •
  Cheryl R. Levesque, Senior Vice President, Asset Development; and

  •
  Timothy D. Yang, Senior Vice President, Land & Legal, General Counsel, Chief Compliance Officer and Secretary.

        Messrs. Sambrooks, Levesque, and Yang and Ms. Levesque, the individuals who currently serve as executive officers of Sabine were employed by or provided services to Sabine O&G prior to the closing of the Combination on December 16, 2014. Sabine O&G was a predecessor corporation that disappeared in connection with the Combination between Forest and Sabine O&G and its affiliates (a merger of operating companies). There is no requirement for the surviving company in a merger among operating companies to disclose compensation paid by a predecessor corporation that disappeared in the merger. As such, Sabine has no reportable compensation with respect to these legacy Sabine O&G individuals who now serve as Sabine's executive officers for any period prior to

December 16, 2014. The information reported in the Sabine Compensation Discussion & Analysis narrative section and the accompanying tables below reflects compensation paid to these individuals from and including December 16, 2014 through the end of the 2014 Fiscal Year.

Objectives of Sabine's Executive Compensation Program

        The primary objectives of the current Sabine executive compensation program are to (i) motivate the named executive officers to help achieve Sabine's long- and short-term goals by rewarding exceptional individual and company performance, (ii) retain Sabine's experienced and successful leadership team, and (iii) continue to recruit outstanding talent by providing compensation that is competitive with the companies with which Sabine competes for executive talent. The Sabine Compensation Committee and Sabine's Chief Executive Officer review Sabine's compensation programs annually to ensure that the programs continue to achieve their objectives.

        Sabine's future success and the ability to create long-term value for its stockholders depends on its ability to attract, retain and motivate talented and dedicated individuals who can assist us in achieving both our long-term strategy and our short-term goals. Sabine believes that compensation should:

  •
  help to attract and retain individuals of exceptional talent to contribute to its sustained progress, growth and profitability by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related industries;

  •
  align the interests of the individual with those of its stockholders to encourage long-term value creation;

  •
  be directly tied to the attainment of Sabine's performance goals and reflect individual contribution thereto; and

  •
  reflect the unique qualifications, skills, experience and responsibilities of each individual.

        The same compensation objectives were utilized at Sabine O&G prior to the Combination and we expect that similar compensation objectives will continue to be used by Sabine in the future.

Key Components of Sabine's Compensation Policy

        During 2014, the compensation and benefits programs for the named executive officers consisted of the following components, which are described in greater detail below:

  •
  Base salary;

  •
  Annual cash bonus awards;

  •
  Long-term awards under the Executive Retention Program;

  •
  Grants of restricted stock under the Sabine Oil & Gas Corporation 2014 Long-Term Incentive Plan (the "2014 LTIP");

  •
  Severance protections;

  •
  Participation in broad-based retirement, health and welfare benefits; and

  •
  Limited perquisites.

Sabine Compensation Committee

        Sabine's executive compensation program is overseen by the Sabine Compensation Committee. The Sabine board of directors discusses compensation issues during full board meetings, but the Sabine Compensation Committee has the responsibility and authority to make compensation decisions relating to Sabine's named executive officers and other employees. Unless the board of directors of Sabine determines to do so, the Sabine Compensation Committee makes all final decisions regarding the compensation of the named executive officers based on several factors, including individual performance, business results and general information related to compensation at other similarly situated companies.

        Prior to the closing of the Combination, Sabine's current Chief Executive Officer reviewed compensation for all of the Sabine named executive officers other than himself as well as compensation expenses for the business as a whole, and made recommendations to the Sabine O&G Compensation Committee with respect to the budget that would be established for compensation paid both to the named executive officers and all other employees of Sabine O&G. The Sabine O&G Compensation Committee then evaluated the Chief Executive Officer's recommendations and conducted its own independent evaluation, including a review of then current and developing pay practices at companies with which Sabine O&G competed for executive talent, before setting the compensation budget for the year. When requested by the Sabine O&G Compensation Committee, the Chief Executive Officer attended meetings of the Sabine O&G Compensation Committee to provide input and advice, but was not present for discussions or determinations related to his own compensation. Once the compensation budget was established by the Sabine O&G Compensation Committee, the Chief Executive Officer historically made all other decisions with respect to compensation paid to the named executive officers other than himself, within the parameters of the compensation budget. The Sabine O&G Compensation Committee or Chief Executive Officer, as the case may be, generally approved any changes to base salary levels, bonus opportunities and other annual compensation components on or before March 31 of each fiscal year, with such changes becoming effective in March.

        The Sabine Compensation Committee is composed exclusively of members of the Sabine board of directors that are not and have never been employees of Sabine. Mr. John Yearwood is the chairman of the Sabine Compensation Committee and Messrs. Duane C. Radtke and Thomas N. Chewning are each members of the Sabine Compensation Committee, and furthermore, each of Messrs. Yearwood, Radtke and Chewning qualify as "independent directors" for purposes of the Securities Exchange Act of 1934, or the Exchange Act, and the NYSE Listed Company Manual. For a discussion of the compensation directors receive in connection with their service on the board of directors and committees thereof, see the section below entitled "—Director Compensation."

        Sabine expects that the process and timing of compensation decision making at Sabine will be similar to the historical process and timing established for such decisions at Sabine O&G; however, the Sabine Compensation Committee will make all decisions regarding the compensation of the named executive officers, rather than delegating some of those decisions to the Chief Executive Officer.

Role of Compensation Consultant and Sabine O&G 2014 Peer Group

        In 2014, the Sabine O&G Compensation Committee and the board of directors of Sabine O&G engaged Pearl Meyer to provide a broad-based review of the executive and director compensation programs of Sabine O&G. Following the closing of the Combination, Pearl Meyer also provided services to the Sabine Compensation Committee. The services provided to Sabine O&G and Sabine during the 2014 Fiscal Year, included, but were not limited to, (i) the development of a peer group of companies against which to measure the competitiveness of Sabine O&G's executive compensation, (ii) the provision of market-based compensation data for each of Sabine O&G's executive officers and directors, representing a blend of peer group compensation levels and compensation survey data, and (iii) the recommendation of changes to Sabine O&G's and Sabine's compensation agreements and programs to ensure compliance with best pay practices. Pearl Meyer did not provide any services to Sabine O&G or Sabine or the executive team of either company, only providing services to the board of directors and compensation committee of Sabine O&G and Sabine.

        Data regarding compensation paid at companies making up the compensation peer group approved by the Sabine O&G Compensation Committee (the "Peer Group") for 2014 was one of several factors taken into account when that committee made decisions about compensation that would be paid to the named executive officers during the 2014 Fiscal Year, including base compensation and bonus opportunities, portions of which were paid by Sabine following the closing of the Combination. The companies in the Peer Group developed by Pearl Meyer were selected because they were of similar size, industry, and geographic profile to Sabine O&G. The Sabine O&G Compensation Committee carefully reviewed and analyzed the compensation peer group to ensure that the companies included were appropriate for purposes of comparing compensation data. The Peer Group for the 2014 Fiscal Year was as follows:

Approach Resources, Inc.	EXCO Resources Inc.	Penn Virginia Corporation	Swift Energy Co.
Cabot Oil & Gas Corporation	Goodrich Petroleum Corporation	QEP Resources Inc.	Ultra Petroleum Corp.
Carrizo Oil & Gas Inc.	Laredo Petroleum, Inc.	Range Resources Corporation	WPX Energy Inc.
Cimarex Energy Co.	Oasis Petroleum Inc.	Rosetta Resources, Inc.
Comstock Resources Inc.	PDC Energy, Inc.	SM Energy Company

        Before making determinations regarding compensation for the named executive officers, the Sabine O&G Compensation Committee reviewed compensation data for the named executive officers at each company in the Peer Group as well as data from multiple compensation surveys. The Sabine O&G Compensation Committee took several factors into account when setting compensation for the named executive officers, including, but not limited to (i) the officers' experience in the energy industry, (ii) the expertise, performance, and responsibility of each named executive officer, and (iii) Sabine O&G's historical performance. The Sabine O&G Compensation Committee sought to align compensation with actual performance, with an emphasis on long-term growth, while remaining competitive with the market within which Sabine O&G competed for talent. Consequently, the Sabine O&G Compensation Committee generally targeted a base salary and target bonus level for the named executive officers near the 50th percentile while providing the opportunity through long-term incentive compensation to earn total compensation as high as the 75th percentile in return for outstanding performance. In each case, competitiveness was evaluated as compared to similarly situated executive officers within the Peer Group. The Sabine O&G Compensation Committee's goal in targeting compensation within this range was to ensure that pay levels and practices were competitive with the companies with which Sabine O&G competed for executive talent. Although the Sabine O&G Compensation Committee reviewed survey information as a frame of reference, ultimately the compensation decisions were qualitative, not quantitative, and took into consideration in material part factors such as the age of the data in the survey, the particular officer's contribution to Sabine O&G's financial performance and condition, as well as such officer's qualifications, skills, experience and responsibilities. The Sabine O&G Compensation Committee considered outside factors as well, such as industry shortages of qualified employees for such positions, recent experience in the marketplace, and the elapsed time between the surveys used and the time the compensation decisions are made. Therefore, the final base salary and annual incentive target of a particular officer may be greater or less than the 50th percentile and the percentile posture of actual total compensation will vary based upon actual company and individual performance.

        The Sabine Compensation Committee expects to work with Pearl Meyer during the 2015 Fiscal Year to evaluate whether it will continue to utilize a peer group as part of its executive compensation analysis and, if so, to determine whether the Peer Group developed for Sabine O&G is appropriate for Sabine or will require revision.

Base Salary

        Each named executive officer's base salary is a fixed component of compensation and does not vary depending on the level of performance achieved. Base salary levels for 2014, including amounts earned by the named executive officers from December 16, 2014 through the end of the 2014 Fiscal Year were established by the Sabine O&G Compensation Committee and the Chief Executive Officer prior to the closing of the Combination. Base salary levels paid to the named executive officers were determined based on each executive's position and responsibility. The Sabine O&G Compensation Committee and the Chief Executive Officer historically reviewed the base salaries for each named executive officer annually as well as at the time of any promotion or significant change in job responsibilities, and in connection with each review they considered individual and company performance over the course of that year as well as how each named executive officer's base compensation compares to the base compensation of similarly situated executives at companies included in the Peer Group. The base salary earned by each named executive officer from December 16, 2014, the date of the closing of the Combination, through December 31, 2014 is reported in the Summary Compensation Table below.

Annual Bonus

        The Sabine Compensation Committee chose to pay annual incentive bonuses (the "Annual Bonus") to ensure focus on, and to reward the achievement of, key objectives during the applicable calendar year. The 2014 Annual Bonus provided for an incentive bonus determined on the basis of Sabine O&G's results under specified performance measures and subject to the Sabine O&G compensation committee's discretion. For the 2014 Annual Bonus, the Sabine O&G compensation committee established the performance levels for each performance measure and its appropriate weighting, which objectives were derived in part from Sabine O&G's 2014 business plan and budget. The Sabine O&G compensation committee maintained discretion to change the performance measures after establishment as necessary to reflect changes to the budget resulting from acquisitions and dispositions, pricing, the overall economic environment, and other similar events and also maintained discretion to adjust awards up or down to account for corporate achievements and non-quantitative results, including individual performance, that were not captured by the performance measures.

        For 2014, performance measures were established for (i) total production, (ii) EBITDA, (iii) project F&D, (iv) capital expenditures, (v) total operating expense (unit cost), (vi) debt/LTM EBITDA, (vii) environmental, health and safety, and (viii) board discretion.

        The "total production" measure is based on the Company's cumulative net production of oil, natural gas, liquids and natural gas. Production volumes include both actual volumes sold plus estimated accruals for any production for which revenue receipts have not been received.

        The "EBITDA" measure is based on the Company's earnings before interest, taxes, depreciation and amortization. Earnings are net revenue less operating expenses with revenue including both sales (actuals and accruals) of production plus and revenue or losses associated with hedges.

        The "project F&D" measure is based on the capital spent on drilling and completing all operated wells completed in 2014 (including amounts spent in years prior to 2014), including facility costs and excluding any lease acquisition costs, divided by the estimate of ultimate reserves determined for the well after establishment of production. Capital spent and reserves are net to the Company's interest.

        The "capital expenditure" measure includes all operational capital expenditures including drilling, completion, pipeline, facilities, seismic and rig charges but excludes capitalized general and administrative expenses, capitalized interest, asset retirement obligations and land capital.

        The "total operating expense (unit cost)" measure includes lease operating expenses, workover costs, marketing and transportation expenses, production and ad valorem taxes and general and administrative expenses divided by total production.

        The "debt/LTM (last twelve months) EBITDA" measure is total Company debt at December 31, 2014 over total EBITDA for the year ended December 31, 2014.

        The "environmental, health and safety" measure includes environmental, health and safety measures including recordable employee incidents and recordable spills or releases.

        The "board discretion" measure allows the board to take into account any other considerations and performance results not reflected above that it deems relevant to the determination of bonuses.

        The total target payout pool under the 2014 Annual Bonus was set at a range between 90 and 110%. However, as described below, the final size of the pool could have been lower or higher than the target amount and was dependent on the extent to which Sabine O&G satisfied the 2014 performance measures and the extent to which the Sabine O&G compensation committee exercised its discretion to modify the pool.

        With respect to each performance measure under the 2014 Annual Bonus, other than the board discretion measure, the Sabine O&G compensation committee established a "minimum," "budget," and "stretch" (or maximum) performance level. The "minimum" level was the level at which any payout under the 2014 Annual Bonus would begin to accrue for the applicable performance measure. If the actual performance level for a measure was below the minimum level, no payout would be due with respect to that measure. If the minimum level of performance was achieved, 50% of the target payout for the applicable performance measure would accrue. The "budget" level was that at which 100% of the target payout for the applicable performance measure would accrue. The "stretch" level was that at which 150% of the target payout for the applicable performance measure would accrue. As such, the maximum total bonus pool payable under the 2014 Annual Bonus was limited to 150% of target.

        The 2014 Annual Bonus was designed to pay out on a sliding scale ranging from 0% to 150% of target depending on actual performance results, subject to the discretion of the Sabine O&G compensation committee.

        Each participant's target bonus was to be accrued, subject to further adjustment by the Sabine O&G compensation committee at its discretion, if all of the 2014 performance measures reached the budget level. Each performance measure represented a percentage of the total target bonus. In 2014, the targeted guidelines for each performance measure for each participant were generally set by the Sabine O&G compensation committee as follows: (i) 15% for total production, (ii) 15% for EBITDA, (iii) 10% for project F&D, (iv) 10% for CAPEX, (v) 10% for total operating expense (unit cost), (vi) 10% for debt/LTM EBITDA, (vii) 10% for EHS, and (viii) 20% for board discretion. The specific payout for each performance measure was dictated by where the actual performance level for the measure fell in relation to the minimum, budget, and stretch benchmark levels as well as any discretion applied by the Sabine O&G compensation committee.

        In March of 2015 the Sabine Compensation Committee considered Sabine's actual performance with respect to each performance measure and used its discretion to establish a total payout under the 2014 Annual Bonus equal to approximately 90% of the total target payout. In granting the awards, the Sabine Compensation Committee exercised its discretion by adjusting the 2014 Annual Bonuses that would have otherwise been paid under the performance measures upward for all executive officers to reflect the additional work and diligence to successfully close the Combination.

Executive Retention Program

        In March of 2013 the Sabine O&G Compensation Committee granted long-term cash bonuses to certain executives, including the named executive officers, under Sabine O&G's Executive Retention Program. The Executive Retention Program was intended to encourage retention of Sabine O&G's most valued and talented executives over the long-term, increasing continuity of management and ensuring that Sabine O&G could continue to benefit from the expertise and success of the executive team. The full value of the retention bonus granted to each of the named executive officers in March of 2013 was 150% of each executive's base salary as of the date of grant.

        The retention bonuses granted in March of 2013 were scheduled to vest and be settled as follows: (i) 15% on September 16, 2013, (ii) 35% on September 16, 2014, and (iii) 50% on September 16, 2015. The terms of the retention bonus also provided that in the event a broad based equity plan was implemented prior to the vesting of all of the installments of the retention bonus and shares that are publicly traded are issuable under that plan, then the bonus would vest and be converted into a fully vested stock award. In connection with the closing of the Combination, the 2014 LTIP became effective and the named executive officers were eligible to receive awards thereunder. As such, Messrs. Levesque, Sambrooks, and Yang received an award of 634,189, 1,102,942, and 515,512 vested shares of Sabine common stock, respectively, and Ms. Levesque received an award of 618,530 vested shares of Sabine common stock, in each case under the 2014 LTIP in settlement of the unpaid balance of the March 2013 retention bonus awards.

        Sabine does not currently have plans to make any further grants of retention bonuses under the Sabine O&G Executive Retention Program. The retention bonuses granted during 2013 were used primarily as a tool to encourage retention during a period of transformative transactions and growth for Sabine O&G, which required a heightened level of responsibility and commitment from each of the named executive officers.

Long-Term Equity-Based Incentives

        Sabine O&G had historically granted incentive units in Sabine Oil & Gas Holdings LLC, a Delaware limited liability company ("Sabine Holdings") to the named executive officers. On May 5, 2014, in connection with the formation of Sabine Investor Holdings LLC, a Delaware limited liability company ("Sabine Investor Holdings") as a new holding company of Sabine Holdings, all of the outstanding incentive units in Sabine Holdings were exchanged for substantially identical incentive units in Sabine Investor Holdings. There were no changes to the named executive officers' economic rights or obligations in connection with this reorganization. Incentive units are classified as profits interests in Sabine Investor Holdings, and entitle the holder to share in distributions by Sabine Investor Holdings only upon liquidation events meeting certain requisite financial thresholds. The total number of incentive units held by each named executive officer as of the end of the 2014 Fiscal Year is reported in the table below entitled "Outstanding Equity Awards at Fiscal Year-End."

        The board of directors of Forest originally adopted the 2014 LTIP on August 7, 2014, subject to stockholder approval. At the special meeting of Forest's stockholders held on November 20, 2014, the Company's shareholders approved the 2014 LTIP. On December 15, 2014, in connection with the closing of the Combination, the 2014 LTIP took effect, and the Forest Oil Corporation 2007 Stock Incentive Plan (the "2007 Stock Plan") was terminated with respect to the grant of new awards thereunder.

        On December 16, 2014, the board of directors of Sabine approved a grant to Messrs. Sambrooks, Levesque, and Yang and Ms. Levesque of 2,902,982; 1,235,512; 680,465; and 754,524 restricted shares, respectively, under the 2014 LTIP. In the case of each named executive officer, this award of restricted shares will vest as follows: (i) two-thirds of restricted shares granted will vest in one-fourth increments on each of the first four anniversaries of the date of grant and (ii) one-third of restricted shares granted will vest in full on the fourth anniversary of the date of grant, all such vesting subject to continued provision of services to except as otherwise provided in the applicable award agreement or Severance Agreement (as defined below). These grants of restricted stock are intended to serve as a retention tool and to align the named executive officers' interests with the interests of the Sabine shareholders.

        On December 16, 2014, in connection with the closing of the Combination, the board of directors of Sabine amended the 2014 LTIP to rename it the Sabine Oil & Gas Corporation 2014 Long Term Incentive Plan and to otherwise reflect the Company's name change, effective as of such change.

Other Benefits

        Sabine provides all employees, including the named executive officers, with the opportunity to participate in a 401(k) Plan. Sabine also provides limited perquisites to its named executive officers. Sabine pays the cost for each of the named executive officers to receive annual health physicals. Sabine also provides each named executive officer with a reserved parking spot at Sabine's principal offices. Finally, Sabine reimburses the named executive officers for the cost of fitness and country club memberships up to a maximum of $750 per month, grossed-up for any taxes incurred on the part of the named executive officer due to the receipt of this reimbursement.

Cancelation of Employment Agreements and Entry into Severance Agreements

        Each of the named executive officers other than Timothy Yang was a party to an employment agreement with Sabine O&G. These agreements outlined the basic terms of employment including minimum base salary, target bonus, basic benefits, and vacation days. The agreements also included restrictive covenants, including an obligation not to compete against Sabine O&G or to solicit employees or customers for a period of one year following termination of employment, and a requirement to maintain confidentiality regarding certain information obtained during the executive's employment at Sabine O&G. The terms of the employment agreements also required the executive to assign certain intellectual property rights to Sabine O&G to the extent related to ideas or inventions created during the term of the agreement. The employment agreements with the named executive officers also contained severance provisions in the event of certain involuntary terminations of employment.

        On December 22, 2014, in order to better align the terms of the named executive officers' agreements with best pay practices of publicly traded companies and the practices of the companies with which Sabine competes for executive talent, Sabine canceled the employment agreements described above and entered into severance agreements with each of Messrs. Sambrooks, Levesque and Yang and Ms. Levesque (the "Severance Agreements"). The Severance Agreements also provide the executives with certain severance benefits in connection with a termination of employment under circumstances, including in connection with a "change in control" (as defined below). The Severance Agreements also contain certain restrictive covenants, including the obligation not to compete with Sabine for twelve (12) months following a termination of employment, the obligation not to solicit any existing or prospective customers of Sabine, and a confidentiality requirement. In the event the executive violates these restrictive covenants, Sabine is entitled as a matter of right to specific performance of the covenants and other appropriate judicial remedies. For more detailed information about payments that may be due under certain termination of employment scenarios pursuant to the terms of the Severance Agreements please see the section below entitled "—Sabine Potential Payments upon Termination or Change in Control—Severance Agreements."

        The Severance Agreements use a "best net" approach with respect to excise taxes under Section 280G of the Code. If it is determined that any payment, distribution, or benefit, whether pursuant to the Severance Agreements or otherwise, is subject to the federal excise tax on "excess parachute payments," the amount payable will be reduced to an amount necessary to avoid such excise tax if doing so would result in a greater net after-tax benefit to the officer. If no reduction is made and the award is subject to excise taxes under Section 280G of the Code, the officer alone will be responsible for paying such excise tax.

        Sabine believes that severance protection provisions serve as important retention tools, since post-termination payments allow employees to leave Sabine's employment with value in the event of certain terminations of employment that are beyond their control. Post-termination payments allow management to focus its attention and energy on making objective business decisions that are in the best interest of Sabine without allowing personal considerations to cloud the decision-making process. Further, Sabine believes that such protections maximize shareholder value by encouraging the named executive officers to review objectively any proposed transaction in determining whether such proposal is in the best interest of Sabine's shareholders, irrespective of whether the executive will continue to be employed after the transaction. Executive officers at other companies in Sabine's industry and the general market in which Sabine competes for executive talent commonly have post-termination payments, and Sabine has consistently provided this benefit to the named executive officers in order to remain competitive in attracting and retaining skilled professionals in Sabine's industry.

Risk Assessment

        The Sabine Compensation Committee has reviewed Sabine's compensation policies as generally applicable to all employees and believes that Sabine's policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on Sabine.

        The Sabine Compensation Committee has reviewed and discussed the design features, characteristics, performance metrics and approval mechanisms of total compensation for all employees, including salaries, cash bonus plans, retention awards, and incentive unit awards, to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on Sabine.

        Sabine's compensation philosophy and culture support the use of base salary, performance-based bonus, and retirement plans that are generally uniform in design and operation throughout Sabine's organization and with all levels of employees. These compensation policies and practices are centrally designed and administered. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

  •
  Overall compensation levels are competitive with the market.

  •
  Compensation mix is balanced among (i) fixed components like salary and benefits, (ii) incentive bonuses that reward overall financial performance, performance under a wide range of financial and operational measures and individual performance, and (iii) awards of restricted stock.

  •
  Pursuant to the terms of the Sabine O&G annual cash bonus program, assuming achievement of at least a minimum level of performance, payouts result in some compensation at levels below full target achievement, in lieu of an "all or nothing" approach.

  •
  An important portion of Sabine's executive compensation is tied to how Sabine performs over a period of multiple years, with incentive units only paying out upon certain liquidation events and restricted stock awards vesting over several years. This encourages employees to focus on longer-term performance goals, while the cash bonus plan is tied to shorter-term goal achievement, thus balancing the employees' focus on both long- and short-term company performance.

        In summary, although a significant portion of the compensation provided to the Sabine named executive officers is performance-based, the Sabine Compensation Committee believes that Sabine's compensation programs do not encourage excessive and unnecessary risk taking by the named executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both short- and long-term operational and financial goals. The Sabine O&G Compensation Committee set performance goals that it believes are reasonable in light of past performance and market conditions and the Sabine Compensation Committee plans to do the same in future years.

Compensation Committee Report

        The information contained in this Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, except to the extent that Forest specifically requests that the information be treated as soliciting material or specifically incorporates such information.

        The Sabine Compensation Committee has reviewed and discussed the foregoing "Compensation Discussion and Analysis" required by Item 402(b) of Regulation S-K with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the "Compensation Discussion and Analysis" section be included in this proxy statement and incorporated by reference into Sabine's Annual Report on Form 10-K for the year ended December 31, 2014. This report is provided by the following independent directors, who comprise the Sabine Compensation Committee.

John Yearwood, Chairman Thomas N. Chewning Duane C. Radtke

Summary Compensation Table

        The following table discloses the total compensation paid or earned by the named executive officers for the three years ended December 31, 2012, 2013, and 2014; provided, that only years during which an executive was a named executive officer are shown. The footnotes to the Summary Compensation Table provide disclosure for the 2014 Fiscal Year, unless otherwise indicated.

Name and Principal Position (a)(1)	Year (b)	Salary ($)(c)(2)	Bonus ($)(d)(3)	Stock Awards ($)(e)(4)	Non-Equity Incentive Plan Compensation ($)(g)(5)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)(h)(6)	All Other Compensation ($)(i)(7)		Total ($)(j)
David J. Sambrooks	2014	27,692	975,000	987,014	—	—	86		1,989,792
President and
Chief Executive Officer
R. Todd Levesque	2014	17,077	452,424	420,075	—	—	72		889,648
Executive Vice President and
Chief Operating Officer
Cheryl R. Levesque	2014	14,538	361,500	256,539	—				632,601
Senior Vice President,
Asset Development
Timothy D. Yang	2014	13,846	373,274	231,359	—	—	24		618,503
Senior Vice President, Land &
Legal, General Counsel,
Chief Compliance Officer and Secretary
Patrick R. McDonald	2014	696,199	925,200	—	—	—	25,091		1,646,490
Former President and Chief	2013	655,000	—	4,136,950	470,000	—	56,544	(8)	5,318,494
Executive Officer	2012	197,083	—	4,650,393	260,000	—	356,946	(8)	5,464,422
Victor A. Wind	2014	438,718	414,200	—	—	—	19,013		871,931
Former Executive Vice President	2013	371,093	66,667	1,477,180	210,000	—	18,331		2,143,271
and Chief Financial Officer	2012	336,250	—	1,756,700	160,000	—	27,489		2,280,439
Richard W. Schelin	2014	332,045	541,500	234,835	—	17,051	18,173		1,143,604
Former Vice President,
General Counsel and Secretary
Frederick B. Dearman II	2014	385,689	187,500	—	—	—	18,798		591,987
Former Senior Vice President,	2013	352,625	0	933,680	151,000	—	20,872		1,458,177
Southern Region

(1)
Each of Messrs. McDonald, Wind, Dearman, and Schelin ceased to serve as an executive officer, and each of Messrs. Sambrooks, Levesque, and Yang and Ms. Levesque commenced serving as an executive officer, concurrent with the closing the Combination on December 16, 2014. Mr. Dearman's employment with Sabine terminated on the same date in connection with the closing of the Combination. Our employment relationship with Messrs. McDonald and Wind terminated on December 30, 2014. Mr. Schelin's employment with Sabine terminated on February 6, 2015.

(2)
The amounts reported in this column reflect the dollar value of base salary earned (a) by each of Messrs. McDonald, Wind, Dearman, and Schelin for the full 2014 Fiscal Year, or such shorter period during which they were employed by the Company, and include earned but unused vacation time for Messrs. McDonald, Wind and Dearman ($25,769, $38,462, and $38,823, respectively), and (b) by Messrs. Sambrooks, Levesque, and Yang and Ms. Levesque for services performed for Sabine from December 16, 2014 through the end of the 2014 Fiscal Year. As of December 2014 Messrs. Sambrooks, Levesque, and Yang and Ms. Levesque had base salaries of $600,000, $370,000, $300,000 and $315,000, respectively.

(3)
For each of Messrs. Sambrooks, Levesque, and Yang and Ms. Levesque, the amounts reported in this column reflect the dollar value of the long-term cash bonuses granted under Sabine O&G's Executive Retention Program and settled in the following number of vested shares of Sabine common stock granted under the 2014 LTIP on December 16, 2014, consistent with the terms of the bonus letters: Messrs. Sambrooks (1,102,942), Levesque (634,189), and Yang (515,512) and Ms. Levesque (618,530). Furthermore, amounts in this column reflect payments to Messrs. Sambrooks, Levesque, and Yang and Ms. Levesque approved by the Sabine Compensation Committee under the annual performance-based cash incentive program, for performance during the 2014 Fiscal Year, in the following amounts: Mr. Sambrooks ($600,000), Mr. Levesque ($236,800), Ms. Levesque ($151,200) and Mr. Yang ($198,000). The portion of such award earned for services provided by each executive from December 16, 2014 through December 31, 2014 was as follows: Mr. Sambrooks ($26,400), Mr. Levesque ($10,419), Ms. Levesque ($6,653) and Mr. Yang ($8,712). All such amounts were paid under the 2014 LTIP in the first quarter of 2015.

For each of Messrs. McDonald, Wind, and Dearman, amounts in this column reflect the cash bonus awards to Forest's named executive officers under the 2014 AIP, which is discussed in further detail under the caption "Forest Compensation Discussion and Analysis-Annual Incentive Bonus" above. Bonus awards under the 2014 AIP were accrued and earned in 2014 and, as contemplated by the merger agreement between Forest and Sabine O&G, were paid in connection with the closing of the Combination on December 16, 2014. The amount for Mr. Schelin represents a retention bonus in the amount of $264,000 and a 2014 AIP payment equal to $277,500.

(4)
For each of Messrs. Sambrooks, Levesque, and Yang and Ms. Levesque, the amounts reported in this column reflect the grant date fair value of restricted stock awards granted pursuant to the 2014 LTIP in connection with the closing of the Combination.

Additionally, consistent with the Schelin Letter, Mr. Schelin received a cash-settled phantom stock unit retention award approved by the Forest Compensation Committee, which represents $234,835 of the value reported in this column for Mr. Schelin.

No stock or option awards were granted by the Forest Compensation Committee to Messrs. McDonald, Wind, or Dearman during 2014. All unvested restricted stock and cash-settled phantom stock unit awards were accelerated and vested effective as of December 16, 2014, the date of the closing of the Sabine transaction. The unvested performance unit awards held by the named executive officer (if any) had no value as of the closing date and were forfeited. All outstanding stock options held by the named executive officer (if any) did not equal or exceed the closing price of Forest's common stock on the NYSE on the closing date and were cancelled for no consideration. See "Option Exercises and Stock Vested in 2014" below, for information concerning value realized on vesting.

All amounts in this column reflect the aggregate grant date fair value of stock awards and other equity compensation computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures relating to service-based vesting conditions. For additional information regarding the assumptions underlying these calculations please see Note 9—Stock-Based Compensation to the consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2014.

(5)
Amounts reported in this column for Messrs. McDonald, Wind, and Dearman for 2012 and 2013 represent payments approved by the Forest Compensation Committee and paid pursuant to Forest's annual incentive program for the 2012 and 2013 fiscal years.

(6)
Amounts reflect the actuarial increase in the present value of Mr. Schelin's accumulated benefits under the Forest Oil Corporation Pension Trust Agreement (the "Pension Trust"). This amount is determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. Mr. Schelin is the only named executive officer that participates in the Pension Trust. For additional information regarding the assumptions underlying this calculation please see Note 14—Employee Benefit Plans to the consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2014.

(7)
The amounts reported in this column for Messrs. Sambrooks, Levesque, and Yang and Ms. Levesque include (i) the cost of providing the named executive officers with life insurance as well as (ii) the costs to Sabine of providing tax gross-ups to certain named executive officers in respect of the reimbursement of fitness and country club dues and associated fees for such named executive officer, for the period of December 16, 2014 through the end of the 2014 Fiscal Year, as shown in the following table:

	Life Insurance	Tax Gross-Up	Total
David J. Sambrooks	$24	$62	$86
R. Todd Levesque	$24	$48	$72
Cheryl R. Levesque	$24	$—	$24
Timothy D. Yang	$24	$—	$24

  Messrs. Sambrooks, Levesque, and Yang and Ms. Levesque did not accrue any matching 401(k) plan contributions during the period from December 16 through December 31 of 2014.

  Amounts shown for each of Messrs. McDonald, Wind, Dearman and Schelin in 2014 include (i) matching contributions to the 401(k) Plan, (ii) the cost to Forest of providing life insurance coverage, and (iii) reimbursements for financial consulting:

	401(k) Plan	Life Insurance	Financial Consulting	Total
Patrick R. McDonald	$17,500	$2,412	$5,179	$25,091
Victor A. Wind	$17,500	$1,440	$73	$19,013
Richard W. Schlein	$17,500	$673	$—	$18,173
Frederick B. Dearman II	$17,500	$1,298	$—	$18,798
(8)
The compensation reported in the All Other Compensation and Total columns for Mr. McDonald for 2012 and 2013 are amended and restated above to reflect the actual costs to Forest of Mr. McDonald's use of a leased aircraft that was not integrally and directly related to his role at Forest. The additional amount reported above are as follows: 2012, $207,378; and 2013, $32,559. These amounts were calculated by dividing the total cost of each leased aircraft flight that was not exclusively for business purposes by the total number of flying hours for that flight. The amount reported above is the product of that hourly rate multiplied by the number of hours in each non-business flight leg (or full flight, if the entire flight was for non-business purposes). Flying hours associated with deadhead flights or plane repositioning that would not have been necessary but for Mr. McDonald's non-business use of the leased aircraft were classified entirely as non-business use and the cost of such legs is reported above. For federal income tax purposes, amounts included in Mr. McDonald's income are calculated based on the standard industry fare level valuation method. No tax gross-ups were provided for the imputed income.

Narrative Disclosure to Summary Compensation Table

        During the 2014 Fiscal Year, the Forest internal audit group identified payments for the use by Mr. McDonald of a privately leased aircraft during the period from 2012-2013 that may not by definition be "integrally and directly related" to Mr. McDonald's duties and that had not been previously classified as perquisite compensation. The All Other Compensation column and the Total column of the Summary Compensation Table above has been revised for the 2012 and 2013 fiscal years to reflect the full cost to Forest of any use of a leased aircraft paid for by Forest which was not integrally and directly related to Mr. McDonald's duties. Sabine does not pay for our named executive officers to fly on private chartered planes for non-business travel. As a general matter, we have since implemented procedures designed to track and better identify any expenditures in the future and to ensure timely reimbursement or approval and disclosure to the extent amounts could be interpreted to constitute perquisite compensation to a named executive officer and/or director. Upon being informed of the control deficiency (which did not rise to the level of a material weakness) and the potential classification of certain of these expenses as perquisite compensation, Forest issued amended W-2s for the 2012 and 2013 fiscal years to impute income to Mr. McDonald based on the standard industry fare level valuation method. No tax gross-ups were provided for the imputed income.

Grants of Plan-Based Awards

        The following table provides information about plan-based awards, including cash payouts and phantom stock units granted to each of the named executive officers during 2014.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)(i)(3)
						Grant Date Fair Value of Stock Awards ($)(l)(4)
	Grant Date	Threshold ($)(c)(1)	Target ($)(d)(2)	Maximum ($)(e)(1)
David J. Sambrooks		—	$600,000	—
	12/16/2014				2,902,982	$987,014
R. Todd Levesque		—	$296,000	—
	12/16/2014				1,235,512	$420,075
Cheryl R. Levesque		—	$189,000	—
	12/16/2014				754,524	$256,539
Timothy D. Yang		—	$180,000	—
	12/16/2014				680,465	$231,359
Patrick R. McDonald		—	—	—	—	—
Victor A. Wind		—	—	—	—	—
Richard W. Schelin	01/25/2014				67,000	$234,835
Frederick B. Dearman II		—	—	—	—	—

(1)
While there are threshold and maximum levels applicable to the bonus pool as a whole, there are no individual threshold or maximum payout levels under individual awards granted pursuant to Sabine's annual performance-based cash incentive program.

(2)
The amounts reported in this column reflect the target bonus level for each of Messrs. Sambrooks, Levesque, and Yang and Ms. Levesque under Sabine O&G's annual performance-based cash incentive program for the 2014 Fiscal Year.

(3)
The number of shares of restricted stock reported in this column and granted to Messrs. Sambrooks, Levesque, and Yang and Ms. Levesque under the 2014 LTIP and approved by the Sabine Compensation Committee will vest as follows: (i) two-thirds of the restricted shares will vest in one-fourth increments on each of the first four anniversaries of the date of grant and (ii) one-third of restricted shares will vest in full on the fourth anniversary of the date of grant, all such vesting subject to continued provision of services to Sabine except as otherwise provided in the applicable award agreement or Severance Agreement.

The amounts shown for Mr. Schelin represent phantom stock units awarded to Mr. Schelin under Forest's 2007 Stock Plan, which were approved by the Forest Compensation Committee. Mr. Schelin's award was granted in connection with his promotion to Vice President, General Counsel and Secretary in January 2014. The restrictions generally lapse 100% on the third anniversary of the date of grant, subject to the officer's continued employment; provided, however, that these phantom units were scheduled to vest on April 15, 2015, unless he and Forest mutually agreed to extend his employment beyond that date. The phantom stock units may be settled solely in cash, with the grantee receiving, in cash, the fair market value of a share of Forest common stock for each unit on which the restrictions have lapsed. As contemplated by the merger agreement between Forest and Sabine O&G, Mr. Schelin's award was accelerated and paid in connection with the closing of the Combination on December 16, 2014. Mr. Schelin had no rights to vote or receive dividend equivalents with respect to any shares covered by the phantom stock unit award.

(4)
The amounts reflected in this column represent the grant date fair value of restricted stock awards granted to Messrs. Sambrooks, Levesque, and Yang and Ms. Levesque and the phantom stock units granted to Mr. Schelin, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For additional information regarding the assumptions underlying these calculations please see Note 9—Stock-Based Compensation to the consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2014.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information regarding outstanding incentive units in Sabine Investor Holdings and restricted shares of Sabine held by Messrs. Sambrooks, Levesque, and Yang and Ms. Levesque as of December 31, 2014. The incentive units entitle the holder to share in distributions by Sabine Holdings only upon liquidation events meeting certain requisite financial thresholds. On May 5, 2014, in connection with the formation of Sabine Investor Holdings as a new holding company of Sabine Holdings, all of the outstanding incentive units in Sabine Holdings were exchanged for substantially identical incentive units in Sabine Investor Holdings. None of Messrs. McDonald, Wind, Dearman, or Schelin held any equity awards as of December 31, 2014 because all Forest compensatory equity awards were canceled or settled in connection with the closing of the Combination.

	Option Awards				Stock Awards
Name(a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)(2)	Option Exercise Price ($)(e)	Option Expiration Date (f)	Number of Shares of Stock That Have Not Vested (#)(g)(3)	Market Value of Shares of Stock That Have Not Vested ($)(h)(4)
David J. Sambrooks	2,215.5	0	N/A	N/A
					2,902,982	653,171
R. Todd Levesque	550	0	N/A	N/A
					1,235,512	277,990
Cheryl R. Levesque	300	50	N/A	N/A
					754,524	169,768
Timothy D. Yang	200	100	N/A	N/A
					680,465	153,105
Patrick R. McDonald	—	—	—	—	—	—
Victor A. Wind	—	—	—	—	—	—
Richard W. Schelin	—	—	—	—	—	—
Frederick B. Dearman II	—	—	—	—	—	—

(1)
Sabine believes that, despite the fact that the incentive units do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as "options" under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an "option-like feature." For a description of when the incentive unit awards could begin to receive payments, see the discussion below.

(2)
The incentive unit awards at Sabine Holdings reflected as "Unexercisable" are incentive units that have not yet vested. The number of incentive units reported in this column will vest in one-third increments on March 31 of each of 2015, 2016, and 2017, respectively, and all such vesting is subject to continued provision of services to Sabine except as otherwise provided in the applicable award agreement.

(3)
The number of shares of restricted stock reported in this column will vest as follows: (i) two-thirds of the restricted shares will vest in one-fourth increments on December 16 of each of 2015, 2016, 2017, and 2018, respectively, and (ii) one-third of restricted shares will vest in full on December 16, 2018, all such vesting subject to continued provision of services to Sabine except as otherwise provided in the applicable award agreement or Severance Agreement.

(4)
The amounts reflected in this column represent the market value of restricted stock awards granted to the named executive officers, computed based on the closing share price of the common stock of the Company on December 31, 2014 of $0.23 per share.

Option Exercises and Stock Vested

        The following table provides information, on an aggregate basis, about restricted stock and phantom stock awards that vested during the fiscal year ended December 31, 2014 for each of the named executive officers. No stock options were exercised by our named executive officers during 2014.

	Stock Awards
Name (a)	Number of Shares Acquired on Vesting (#)(d)(1)	Value Realized on Vesting ($)(e)(2)
David J. Sambrooks	—	—
R. Todd Levesque	—	—
Cheryl R. Levesque	—	—
Timothy D. Yang	—	—
Patrick R. McDonald	495,000	183,150
Victor A. Wind	333,000	166,796
Richard W. Schelin	96,966	65,694
Frederick B. Dearman II	245,000	152,446

(1)
The number of shares reflected in this column exhibits the gross number of restricted stock awards and phantom stock unit awards that vested prior to tax withholding. The restricted stock units were settled in shares of common stock. The phantom stock units were settled in cash.

(2)
The value realized is based upon the gross shares underlying the restricted stock awards and the phantom stock units that vested, multiplied by the mean of the high and low sales prices of Forest's common stock on the NYSE on the date preceding the date of vesting.

Pension Benefits

        Forest, and now Sabine, maintains the Forest Oil Corporation Pension Trust Agreement, a qualified, non-contributory defined benefit pension plan. Benefit accruals under this plan were suspended effective as of May 31, 1991. The following table sets forth information on the pension benefits for Mr. Schelin, the only named executive officer who was eligible to participate in this plan prior to the date it was frozen.

Name (a)	Plan Name (b)	Number of Years Credited Service (#)(c)(1)	Present Value of Accumulated Benefit ($)(d)(2)	Payments During Last Fiscal Year ($)(e)
David J. Sambrooks	—	—	—	—
R. Todd Levesque	—	—	—	—
Cheryl R. Levesque	—	—	—	—
Timothy D. Yang	—	—	—	—
Patrick R. McDonald	—	—	—	—
Victor A. Wind	—	—	—	—
Richard W. Schelin	Forest Oil Corporation Pension Trust Agreement	13	208,806	0
Frederick B. Dearman II	—	—	—	—

(1)
This column reflects the years of credited service that Mr. Schelin had accrued as of May 31, 1991. No additional years of credited service are accrued after May 31, 1991.

(2)
This column reflects the actuarial present value of Mr. Schelin's accumulated benefit under the Forest Oil Corporation Pension Trust Agreement, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the last completed fiscal year. For additional information regarding the assumptions underlying this calculation please see Note 14—Employee Benefit Plans to the consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2014.

        The following table shows the estimated maximum annual benefits payable upon retirement at age 65 as a straight life annuity to participants in the pension plan for the indicated levels of average annual compensation and various periods of service, assuming no future changes in this plan. The level of compensation used to determine benefits payable under the pension plan is the participant's annual base salary prior to May 31, 1991. Mr. Schelin has 13 years of credited service, and the estimated annual accrued benefit payable, based on a life annuity benefit, upon normal retirement for Mr. Schelin is $14,484. Mr. Schelin terminated as an employee of the Company on February 6, 2015 and in connection with that termination he is eligible to begin receiving his annual accrued benefit since he had both attained age 65 and had surpassed the fifth anniversary of his original date of participation in the pension plan.

        The amount of our contribution, payment, or accrual in respect to any specified person in the pension plan is not and cannot readily be separately or individually calculated by the pension plan actuaries. Annual benefits at normal retirement are approximately 24% of average annual earnings (which includes basic salary but excludes bonuses or other additional compensation) for any consecutive 60-month period that produces the highest amount, plus 1.05% of those earnings for each year of credited service, up to 20, and 0.05% of those earnings for each year of credited service in excess of 20, subject to certain adjustments based on actual years of pension plan participation compared to possible years of pension plan participation. The relevant 60-month period must occur during the last 15 years prior to the earlier of retirement or May 31, 1991, when benefit accruals ceased. There is no offset for Social Security benefits. These benefits are payable for life with a 10-year certain period, or the actuarial equivalent of that benefit. If a participant is married at the time benefits are paid, his benefit is payable in the form of a qualified joint and survivor annuity. Participants may also elect an alternate form of benefit including a life annuity, a joint and survivor annuity, or a term certain and continuous option guaranteed for either 5 or 10 years.

Nonqualified Deferred Compensation

        In addition to Forest's 401(k) Plan, which is a qualified plan within the meaning of Section 401(a) of the Code, Forest maintained the Executive Deferred Compensation Plan, or the Executive Plan, which provided deferred compensation benefits for certain officers whose annual accumulations under the 401(k) Plan are limited by certain provisions of the Code. Subject to certain conditions and restrictions, a participant in the Executive Plan was permitted to defer a portion of his or her compensation with respect to which his or her elective deferrals under the 401(k) Plan were so limited. In addition, amounts deferred by a participant under the Executive Plan for a particular year were historically matched under this plan by Forest based on the matching formula used in the 401(k) Plan (which was a dollar-for-dollar match up to 8% of compensation in 2012, the last year any contribution was made under the Executive Plan). The Executive Plan also allowed for the participant to defer, per an election, all or a portion of his or her bonus compensation.

        The Executive Plan provided for a slate of investment options, primarily mutual funds (including the options available under the 401(k) Plan) and exchange traded funds selected by Forest. Participants were permitted to designate from time to time how deferred amounts are deemed to be invested among such options. As a result, even absent contributions or distributions, the fair value of the liability recorded with respect to the deferred amounts under the Executive Plan fluctuated due to gains and losses associated with the selected investment options. The amounts credited to participant accounts under the Executive Plan were not held in a trust, and all such amounts were subject to the claims of Forest's creditors.

        The Executive Plan was terminated by amendment in December 2012. Pursuant to the amendment terminating the Executive Plan, all participant accounts were to be liquidated and disbursed to the participants within 24 months but no sooner than 12 months following the first anniversary of the termination, in accordance with Section 409A of the Code. Following the termination, the Executive Plan continued to operate in the ordinary course until the accounts were liquidated and disbursed to the participants on January 16, 2014, but no new deferrals or matching funds were deposited into the Executive Plan following the date of its termination.

        The following table provides information concerning distributions under the Executive Plan to Messrs. Wind and Dearman during 2014. None of the other executive officers were participants in the Executive Plan.

Name (a)	Executive Contributions in Last FY ($)(b)	Registrant Contributions in Last FY ($)(c)	Aggregate Earnings in Last FY ($)(d)	Aggregate Withdrawals/ Distributions ($)(e)(1)	Aggregate Balance at Last FYE ($)(f)
David J. Sambrooks	—	—	—	—	—
R. Todd Levesque	—	—	—	—	—
Cheryl R. Levesque	—	—	—	—	—
Timothy D. Yang	—	—	—	—	—
Patrick R. McDonald	—	—	—	—	—
Victor Wind	0	0	0	332,453	0
Richard W. Schelin	—	—	—	—	—
Frederick B. Dearman II	0	0	0	16,690	0

(1)
On December 9, 2013 the Forest Compensation Committee determined to disburse, on January 16, 2014 (the "Disbursement Date"), all amounts held in participant accounts in the Executive Plan that would not have been disbursed in accordance with the terms of the Executive Plan prior to the Disbursement Date.

Forest Potential Payments upon Termination or Change-of-Control

        This section focuses on payments provided for under compensation arrangements established by the Forest Compensation Committee in connection with a change-of-control and/or termination of employment of Messrs. McDonald, Wind, Schelin, or Dearman.

        None of Messrs. McDonald, Wind, Schelin, or Dearman had employment agreements with Forest, and their employment could be terminated at any time at the discretion of the Forest board of directors. As described below, Forest entered into severance agreements with each of the named executive officers, except for Mr. Schelin, that provide for certain payments and other benefits if the officer's employment were to be terminated under certain circumstances within two years following a change-of-control. Forest's equity awards provided for vesting in connection with a change-of-control event if the successor entity did not assume or replace the award with an award substantially similar in all economic respects, or if the executive were to be terminated involuntarily following the change-of-control.

        Severance Agreements with the Named Executive Officers.    Forest entered into the Schelin Letter on January 24, 2014, which canceled any prior severance agreements between Mr. Schelin and Forest and provides for a cash payment of $13,958 upon an involuntary termination of his employment prior to February 6, 2015. The Schelin Letter provides that such termination must not be as a result of unsatisfactory performance and any such payment shall be contingent upon the execution of a release approved by Forest. The Schelin Letter provides for no other severance payments or benefits to Mr. Schelin upon a termination of his employment.

        Forest entered into a severance agreement with Mr. McDonald on October 1, 2012 (the "CEO Severance Agreement").

        Forest entered into severance agreements with each of Messrs. Wind and Dearman, effective December 18, 2012 (the "NEO Severance Agreements" and, together with the CEO Severance Agreement, the "Forest Severance Agreements"). Effective December 16, 2014, Forest entered into amendments to the NEO Severance Agreements to replace the non-competition covenant set forth in those agreements with a covenant providing that while employed and for two years following termination of employment, the applicable individual shall not take any action that is intended, or that could reasonably be expected, to interfere with Forest's relationships with a third-party. The amendment to each NEO Severance Agreement also prohibits the executives from disparaging Forest for two years following their termination of employment and preserves the two-year post-termination non-solicitation restriction contained in the prior NEO Severance Agreements. The amendments to the NEO Severance Agreements were approved by the Forest Compensation Committee or board of directors prior to the closing of the Contribution.

        Each of the Forest Severance Agreements provides for certain payments and benefits if the executive were to be Involuntarily Terminated (as defined below) within two years following a change-of-control of Forest. See below for a summary of the term "change-of-control." Under the Forest Severance Agreements, an executive is considered Involuntarily Terminated if his employment is terminated for any reason other than cause, death, disability, or his resignation (other than a resignation within 90 days after receiving notice of a "change of duties"). A "change of duties" (commonly referred to as a termination for "Good Reason" at many other companies) is generally defined under the Forest Severance Agreements as a significant and adverse change in the executive's authorities or duties, a material reduction in the executive's annual base salary, a material diminution in the executive's annual bonus opportunity, a material reduction in the annual grant date value of long-term cash and equity compensation grants, or a change in the executive's principal place of employment by more than 50 miles, if such change results in an increase in the executive's commute from his principal residence. Generally, as a condition to receiving any payments under a Forest Severance Agreement, the executive must release Forest in writing from all claims and causes of action arising out of the executive's employment and his termination of employment and, in the case of the CEO Severance Agreement only, agree not to solicit employees of Forest or compete with Forest for a period of two years following his termination of employment, and in the case of the NEO Severance Agreements, agree not to interfere with or make disparaging comments about Forest or solicit Forest employees. The Forest Severance Agreements run in perpetuity. However, the Forest Compensation Committee had the right to terminate or modify the Forest Severance Agreements upon not less than one year's advance written notice, provided that such termination or modification could not take effect prior to the date that is 30 months following the effective date of the agreement or, if a change-of-control occurs while the agreement is in effect, 30 months following such change-of-control. See the table under "Potential Severance Payments and Benefits upon Different Termination Scenarios" below, for additional information.

        Change-of-Control.    Generally, under the Forest Severance Agreements, a "change-of-control" means the occurrence of any one of the following types of events:

  •
  One person (or more than one person acting as a group) acquires stock ownership of Forest constituting more than 30% (20% in the case of the CEO Severance Agreement) of the total fair market value or total voting power of Forest's stock, other than an acquisition of stock directly from Forest;

  •
  Individuals who, as of the effective date of the agreement, constitute the board of directors, or an incumbent board, cease for any reason to constitute at least a majority of the board; provided that any individual who becomes a director subsequent to the effective date of the agreement (other than an individual whose initial assumption of office occurs as a result of an actual or threatened election contest) and whose nomination or election was approved by at least a majority then comprising the incumbent board shall be considered as a member of the incumbent board;

  •
  Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving Forest or any of its subsidiaries, a sale or other disposition of more than 60% of the total gross fair market value of Forest's assets immediately prior to such sale or other disposition, or the acquisition of assets or securities of another entity by Forest, in each case unless (i) all or substantially all of the individuals and entities that were the beneficial owners of Forest's common stock and voting securities beneficially own, directly or indirectly, more than 50% of the common stock and voting power of the resulting entity in substantially the same proportions as they did prior to the transaction, (ii) no individual or entity owns 30% (20% in the case of the CEO Severance Agreement) or more of the common stock or voting power of the resulting entity, and (iii) a majority of the members of the board of directors of the resulting entity were members of the board of directors of Forest at the time of the execution of the initial agreement or of the action of the board of directors of Forest approving such transaction; or

  •
  Forest's shareholders approve a complete liquidation or dissolution of Forest.

        Severance Payments Following a Change-of-Control Under the Forest Severance Agreements.    The Forest Severance Agreements provide for the payments and benefits outlined below in the event the officer's employment is Involuntarily Terminated as described above within 24 months after the date upon which a change-of-control occurs and he timely executes the aforementioned release. See the sub-section below entitled "Equity Award Settlement Under the Sabine/Forest Merger Agreement" for information regarding the treatment of outstanding Forest equity awards pursuant to that agreement:

  •
  a cash severance payment consisting of a lump sum payment in an amount equal to 2.5 times the sum of (i) the greater of (a) his annual base salary in effect on the date of the Involuntary Termination, (b) his annual base salary at the annual rate in effect 60 days prior to the date of the Involuntary Termination, or (c) his annual base salary in effect immediately prior to the change-of-control, plus (ii) his annual bonus most recently paid; provided, that if the named executive officer was employed by Forest for only a portion of the year with respect to which such bonus was paid, then the annual bonus shall equal (A) an amount determined by annualizing the bonus received by the executive in respect of such partial year based on the ratio of the number of days the executive was employed by Forest during such year to 365 days or (B) the annual bonus earned by the executive (whether or not previously paid) in respect of the year immediately preceding the date of his Involuntary Termination, if the executive has not received a bonus in respect of such partial year by the date of his Involuntary Termination; provided, further, that if the executive has not received an annual bonus from Forest at any time prior to the date of his Involuntary Termination, then the annual bonus shall equal the amount of the executive's target annual bonus for the year in which such termination occurs. The Forest Severance Agreements provide that the cash severance payment shall be paid 60 days after an Involuntary Termination, unless required by Section 409A of the Code to be paid at a later date; and;

  •
  continued coverage under Forest's medical and dental benefit plans for the executive and his spouse and his eligible dependents for a period of 24 months (or, if earlier, until such time as the executive becomes eligible to receive coverage from a subsequent employer), in general without any cost to the executive other than income tax imposed on the named executive officer with respect to the value of such continued coverage.

        Delayed Severance Payments.    Section 409A of the Code places restrictions on the timing of certain types of payments to the named executive officers and other officers, including the payments and benefits that may be payable under the Forest Severance Agreements. As a result, the Forest Severance Agreements include restrictions that will delay the payment of any amount until a date that is six months after the date of the executive's termination of employment, or an earlier date to the extent such amount may be paid to the executive without being subject to additional taxes and interest under Section 409A of the Code.

        Other Potential Payments upon a Change-of-Control.    As described previously, the Forest Severance Agreements provide the named executive officers with a limited single-trigger benefit in the event of a change-of-control regardless of any subsequent termination of their employment. On or before the date of a change-of-control, the Forest Compensation Committee must determine whether bonuses will be paid under Forest's annual incentive plan based on partial year results through the date of the change-in-control, and if so, the amounts of such bonuses shall be paid to the named executive officers on or before the date of the change-of-control. The actual amount of the pro-rated bonuses approved by the Forest Compensation Committee and paid under the 2014 AIP to each of Messrs. McDonald, Wind, Dearman, and Schelin were $925,200, $414,200, $187,500, and $277,500, respectively. These amounts are also reported in the Bonus column of the Summary Compensation Table and described in the Forest Compensation Discussion & Analysis, above.

        Equity Award Settlement Under the Sabine/Forest Merger Agreement.    The merger agreement entered into between Forest and Sabine O&G provided that the outstanding equity awards were to be treated as described below in connection with the closing of the Combination. Note, the treatment provided for in the merger agreement may be slightly different from what was provided under each respective award agreement. Where there was a difference, the merger agreement controlled.

  •
  each stock option was cancelled and converted to the right to receive an amount of cash, without interest, equal to the product obtained by multiplying (i) the total number of shares of common stock subject to such option, by (ii) the excess, if any, of the price of the stock as quoted on the New York Stock Exchange on the last trading day prior to the closing over the exercise price per share of such option. At the closing the exercise price of all outstanding options was greater than the market price at closing, and as a result they were cancelled for no consideration to the respective holders;

  •
  each performance unit award was fully vested and settled in shares of stock or in cash in accordance with the terms of the applicable award agreement. No performance measures were met under the terms of the applicable award agreements, and as a result the performance awards were settled for no consideration to the respective holders;

  •
  each phantom unit award was fully vested and settled in accordance with the terms of the applicable award agreement; and

  •
  each share of restricted stock was fully vested and the restrictions thereon were lifted.

        The value of equity awards actually accelerated upon the closing of the Combination is enumerated below.

	Long-Term Incentive Plans(1)
Name/ Termination or Resignation Scenario	Value of Accelerated Restricted Stock ($)	Value of Accelerated Cash-Settled Phantom Stock Units ($)	Value of Accelerated Stock-Settled Performance Units ($)	Value of Accelerated Cash-Settled Performance Units ($)
Patrick R. McDonald	68,450	114,700	0	0
Victor A. Wind	47,360	62,900	0	0
Richard W. Schelin	4,131	27,071	0	0
Frederick B. Dearman II	47,360	25,900	0	0

(1)
The unvested performance unit awards had no value as of the closing date and were forfeited. All outstanding stock options held by the named executive officer (if any) did not equal or exceed the closing price of Forest's common stock on the NYSE on the closing date and were forfeited. The value of the accelerated restricted stock and cash-settled phantom stock units reported above was calculated by multiplying $0.37, the average of the high and low price of one share of Forest common stock the day before the closing of the Combination as reported by the New York Stock Exchange, by the number of unvested awards outstanding immediately prior to the closing of the Combination.

        Severance Payments upon Termination Not Involving a Change-of-Control.    As noted above, the Forest Severance Agreements provide for severance payments only if the executive is involuntarily terminated within two years of a change-of-control. However, all of Forest's equity agreements provided that the award would vest and be payable in accordance with the terms thereof in the event the executive suffers an Involuntary Termination.

        Potential Severance Payments and Benefits upon Different Termination Scenarios.    The table below is intended to reflect payments provided under the Forest Severance Agreements and the Schelin Letter based on the assumption that the employment of each of Messrs. McDonald, Wind, Dearman, and Schelin was terminated (other than as a result of death, disability, or retirement) with Forest on December 31, 2014 and that such termination was an Involuntary Termination with respect to Messrs. McDonald, Wind and Dearman and was not based on unsatisfactory performance with respect to Mr. Schelin. The table further assumes that each named executive officer executed and did not revoke a valid release of claims within the appropriate time period. These amounts are in addition to any benefits generally available to all employees upon an involuntary termination without cause, such as distributions from the 401(k) Plan. The tables below also exclude any amounts Mr. Schelin was entitled to under the Pension Trust as such amounts are described in the Pension Benefits table above and are not subject to enhancement upon any particular type of termination of employment or change in control. Finally, none of Messrs. McDonald, Wind, Dearman, or Schelin held equity awards as of December 31, 2014 and, as such, there is no value to report in the table below with respect to the acceleration of equity awards. For information regarding the value of equity awards that were accelerated on the closing of the Combination, please see the table above under the sub-section entitled "Equity Award Settlement Under the Sabine/Forest Merger Agreement." The amounts included below are only estimates and assume that the named executive officer will receive the maximum possible amount under the terms of his Forest Severance Agreement or letter. Actual amounts each named executive officer may or may not be entitled to in connection with his termination of employment may vary from the amounts included below and could be less if it were determined that a reduction in the amounts would be required under the "best net" approach to mitigate the impact of any excise tax under Section 280G of the Code.

Name/ Termination or Resignation Scenario	Severance ($)(1)	Other Benefits ($)(2)	Total ($)
Patrick R. McDonald
Involuntary—Not Within 24 Months of a Change-of-Control	0	25,769	25,769
Involuntary—Within 24 Months After a Change-of-Control	3,988,000	63,101	4,051,101
Voluntary resignation or Termination for Cause(3)	0	0	0
Victor A. Wind
Involuntary—Not Within 24 Months of a Change-of-Control	0	38,462	38,462
Involuntary—Within 24 Months After a Change-of-Control	1,785,500	90,834	1,876,334
Voluntary resignation or Termination for Cause(3)	0	0	0
Richard W. Schelin
Involuntary—Not Within 24 Months of a Change-of-Control	13,958	12,885	26,843
Involuntary—Within 24 Months After a Change-of-Control	13,958	12,885	26,843
Voluntary resignation or Termination for Cause(3)	0	0	0
Frederick B. Dearman II
Involuntary—Not Within 24 Months of a Change-of-Control	0	38,823	38,823
Involuntary—Within 24 Months After a Change-of-Control	1,009,500	91,195	1,100,695
Voluntary resignation or Termination for Cause(3)	0	0	0

(1)
For Messrs. McDonald, Wind and Dearman, the amount in this column reflects a lump sum payment in an amount equal to 2.5 times the sum of (i) each officer's final annual base salary, plus (ii) his full 2014 annual bonus, calculated by adding the pro-rata 2014 AIP payment approved by the Forest Compensation Committee for services through December 16, 2014 ($925,200 for Mr. McDonald; $414,200 for Mr. Wind, and $187,500 for Mr. Dearman) and the annual bonus approved by the Sabine Compensation Committee and awarded for the period from December 16, 2014 through December 31, 2014 ($0 for each executive).

(2)
These amounts reflect the estimated cost to Sabine of continued medical and dental coverage for each of Messrs. McDonald, Wind and Dearman, his spouse, and any dependents for 24 months, although the actual amount may be less. These amounts also include the actual amounts paid to each of Messrs. McDonald, Wind and Dearman with respect to their accrued vacation ($25,769, $38,462, and $38,823, respectively) and the amount Mr. Schelin would have been paid for accrued vacation if he had been terminated on December 31, 2014 ($12,885). Actual accrued vacation amounts were included for Messrs. McDonald, Wind and Dearman as the most accurate measure of their termination payments since it is assumed that they would not have accrued additional vacation days between their respective actual termination dates and December 31, 2014.

(3)
Upon a voluntary resignation (other than under circumstances pursuant to which a named executive officer's employment would be considered Involuntarily Terminated as described under Forest Severance Agreements with the Named Executive Officers above) or termination for cause, the named executive officer would not receive any additional payments above any previously accrued amounts or benefits.

Sabine Potential Payments upon Termination or Change in Control

Severance Agreements

        This section focuses on payments that could become due in connection with a termination of employment or change in control of Messrs. Sambrooks, Levesque, and Yang and Ms. Levesque under compensation arrangements established by the Sabine Compensation Committee.

        As described above in the section entitled "Cancelation of Employment Agreements and Entry into Severance Agreements," on December 22, 2014 Sabine canceled the pre-existing employment agreements with each of the Messrs. Sambrooks, Levesque, and Yang and Ms. Levesque and entered into the Severance Agreements in place thereof. The Severance Agreements provide the executives with certain severance benefits in connection with a termination of employment under certain circumstances, including in connection with a "change in control" (as defined below).

        More specifically, under the Severance Agreements, in the event of (i) a termination of the executive's employment by Sabine without "cause" (as defined below), (ii) a termination of employment by the executive with "good reason" (as defined below), or (iii) the executive's death or Disability (as defined below) (collectively, a "Termination Event") that occurs outside (a) the six month period ending on the date a change in control occurs, and (b) the two year period beginning on the date a change in control occurs (such period described in (a) and (b), the "Protection Period"), the executive will be entitled to accrued but unpaid base salary through the date of termination and incentive bonus for the calendar year ended immediately prior to the date of termination, to the extent yet unpaid (the "Accrued Payments"). Contingent upon the executive satisfying certain release of claims requirements, the executive will also be entitled to (A) a lump sum payment equal to one-and-a-half times (1.5x) for Mr. Sambrooks, and one times (1x) for Messrs. Levesque and Yang and Ms. Levesque, the amount of his or her (1) base salary plus (2) average actual annual bonus for the three years preceding the Termination Event (or, if the executive has been employed less than three full years, the average of any annual bonuses received by the executive, or, if the executive has not yet received an annual bonus, an amount equal to the executive's annual base salary that is effective as of the Termination Event), (B) except as otherwise provided in the 2014 LTIP or an individual award agreement, accelerated vesting of the executive's outstanding equity-based compensation awards at the time of the Termination Event (using actual levels of performance for equity-based compensation awards designed to vest upon the satisfaction of performance criteria), (C) continued medical, dental and vision benefits for the executive and his or her spouse and eligible dependents for up to twelve (12) months following the date of termination or until the executive is or becomes eligible for comparable coverage under the group health plans of a subsequent employer, and (D) certain outplacement services directly related to the executive's termination of employment for up to twelve (12) months following termination.

        In the event the executive experiences a Termination Event that occurs during the Protection Period and contingent upon the executive satisfying certain release of claims requirements, the executive will be entitled to (i) the Accrued Payments, (ii) a lump sum payment equal to two times (2x) for Mr. Sambrooks, and one-and-a-half times (1.5x) for Messrs. Levesque and Yang and Ms. Levesque, the amount of his or her (a) base salary plus (b) target bonus for the calendar year in which the Termination Event occurs, (iii) except as otherwise provided in the 2014 LTIP or an individual award agreement, accelerated vesting of the executive's outstanding equity-based compensation awards at the time of the Termination Event (using actual levels of performance for equity-based compensation awards designed to vest upon the satisfaction of performance criteria), (iv) a pro-rata portion of the executive's bonus for the calendar year in which a Termination Event occurs, (v) continued medical, dental and vision benefits for the executive and his or her spouse and eligible dependents for up to twenty-four (24) months following the date of termination or until the executive is or becomes eligible for comparable coverage under the group health plans of a subsequent employer, and (vi) certain outplacement services directly related to the executive's termination of employment for up to twelve (12) months following termination.

        The Severance Agreements also contain certain restrictive covenants, including the obligation not to compete with Sabine for twelve (12) months following termination of employment, the obligation not to solicit any existing or prospective customers of Sabine, and a confidentiality requirement. All payments under the Severance Agreement (other than Accrued Payments) are conditioned upon the executive satisfying certain release of claims requirements. In the event the executive fails to abide by such release of claims requirements, Sabine shall immediately cease the provision of any severance benefits and the executive shall be required to repay to Sabine an amount equal to the value of any payments or benefits the executive had previously received, other than the Accrued Payments.

        For purposes of the Severance Agreements, the following terms have the following definitions:

  •
  "Change in Control" means, the occurrence of one of the following:

  (i)
  the consummation of an agreement to acquire or a tender offer for beneficial ownership by any "person" or "group" of 50% or more of either (x) the then-outstanding shares of all classes of stock of the Company, including, but not limited to preferred and common shares or (y) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, in each case assuming all preferred shares were converted into common shares immediately prior to the transaction; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of paragraph (iii) below; or

  (ii)
  individuals who constitute the incumbent board of directors cease for any reason to constitute at least a majority of the board; or

  (iii)
  consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity, in each case, unless, following such business combination, (A) the outstanding stock and outstanding Company voting securities immediately prior to such business combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then-outstanding shares of common stock or common equity interests and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such business combination (including, without limitation, an entity which as a result of such transaction owns the Company, or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (B) no person or group (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such business combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock or common equity interests of the entity resulting from such business combination or the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity to the extent that such ownership results solely from ownership of the Company that existed prior to the business combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such business combination were members of the incumbent board of directors at the time of the execution of the initial agreement, or of the action of the board, providing for such business combination; or

  (iv)
  the complete liquidation or dissolution of the Company.

  •
  "Cause" means: (i) the executive's continued failure to follow reasonable directions of the executive's supervisor, the Chief Executive Officer, or the board of directors for a period of thirty (30) days after the Company, the executive's supervisor, the Chief Executive Officer or the board of directors has provided written notice to the executive specifying such directions; provided that the foregoing failure shall not be "Cause" if the executive in good faith believes that such direction is illegal and promptly so notifies the Chief Executive Officer or the board of directors, (ii) intentional breaches by the executive (including breaches due to inaction) of one or more material duties of the executive or intentional failure to follow reasonable directions of the executive's supervisor, the Chief Executive Officer, or the board of directors, in any case as to which written notice has been given; provided that neither an act nor a failure to act on the executive's part shall be considered "intentional" unless the executive has acted or failed to act with a lack of good faith and with a lack of reasonable belief that the executive's action or failure to act was in the best interest of the Company, (iii) the executive's conviction of, or the entering by the executive of a plea of guilty or nolo contendere to, a felony charge or a crime involving moral turpitude, (iv) the executive engaging in fraudulent activity (whether or not prosecuted), (v) any misconduct by the executive that has caused or is reasonably likely to cause a material financial loss to the Company, (vi) a material violation of any provision of any agreement between the executive and the Company or an affiliate or any other agreement or code to which executive is subject, including the Severance Agreement and the Company's code of business conduct, (vii) receipt by the executive of any kickback, side payment, or rebate of any fee or expense paid by the Company or from any customer, vendor, or supplier of the Company, (viii) the use of illegal drugs, the persistent excessive use of alcohol, or engaging in any other activity that materially impairs the executive's ability to perform his duties hereunder or results in conduct bringing the Company or any affiliate into substantial public disgrace or disrepute, (ix) excessive absenteeism by the executive (other than any absenteeism related to a Disability), or (x) any act of gross negligence or any dishonesty (including misreporting of financial information) by the executive to the Company or an affiliate.

  •
  "Good Reason" means the occurrence of any of the following events or conditions: (i) a change in the executive's status, title, position or responsibilities (including reporting responsibilities) which represents a substantial reduction of the status, title, position or responsibilities as in effect immediately prior thereto, the assignment to the executive of any duties or responsibilities that are inconsistent with such status, title, position or responsibilities, or any removal of the executive from or failure to reappoint or reelect the executive to any of such positions, except in connection with the termination of the executive's services for Cause, due to the executive's Disability or death, or by the executive voluntarily resignation without Good Reason, (ii) a material reduction in the executive's annual base salary, (iii) a change in the geographic location at which the executive must perform services (without the consent of the executive) to a location more than fifty (50) miles from the location at which the executive normally performs such services, except for reasonably required business travel, (iv) any material breach by the Company of any provision of the Severance Agreement, or (v) any purported termination of the executive's employment for Cause by the Company that does not otherwise comply with the terms of the Severance Agreement.

  •
  "Disability" means a physical or mental impairment of sufficient severity that the executive is unable or, in the opinion of the board of directors will be unable, to continue performing the duties assigned to the executive prior to such impairment for a period in excess of 90 days, whether or not consecutive, or the executive's condition entitles the executive to disability benefits under any Company insurance or employee benefit plan in which the executive participates.

Incentive Units

        Incentive units granted to the named executive officers under the Second Amended and Restated Operating Agreement of Sabine Oil & Gas Holdings LLC and the Sabine Oil & Gas Holdings LLC Equity Incentive Plan (the "Incentive Unit Plan"), were classified as profits interests in Sabine Holdings, and, once vested, entitled the holder to share in distributions by Sabine Holdings only upon liquidation events meeting certain requisite financial thresholds. On May 5, 2014, in connection with the formation of Sabine Investor Holdings as a new holding company of Sabine Holdings, all of the outstanding incentive units in Sabine Holdings were exchanged for substantially identical incentive units in Sabine Investor Holdings.

        All unvested incentive units become immediately vested in the event the named executive officer's employment is terminated (i) by Sabine without employer cause, (ii) by the executive for employee cause, or (iii) by reason of death or permanent disability. In each case, Sabine Investor Holdings would have the option to purchase all incentive units held by the named executive officer at fair market value within 90 days of termination. If a named executive officer's employment is terminated for any other reason, all unvested incentive units will be immediately cancelled and forfeited by the executive. For purposes of the Incentive Unit Plan, the following terms have the following definitions:

  •
  "Employee Cause" means, with respect to the participant, a termination of employment by the participant due to any of the following: (i) a substantial and continuing diminution in the nature of the participant's responsibilities, (ii) the relocation of the participant's primary office to a location outside of his or her primary work area, or (iii) a material breach by the Company of any material provision of the Incentive Unit Plan.

  •
  "Employer Cause" means, with respect to the participant, any of the following: (i) the participant exhibits continued failure to follow reasonable directions of the board of directors or the Chief Executive Officer for a period of 30 days after the board of directors or the Chief Executive Officer has provided written notice to the participant specifying such directions; provided that the foregoing failure shall not be "Employer Cause" if the participant in good faith believes that such direction is illegal and promptly so notifies the board of directors or the Chief Executive Officer, as the case may be, (ii) the participant repeatedly intentionally breaches (including breaches due to inaction) one or more material duties of the participant or intentionally fails to follow reasonable directions of the board of directors or the Chief Executive Officer, in either case as to which notice has been given; provided that neither an act nor a failure to act on the participant's part shall be considered "intentional" unless the participant has acted or failed to act with a lack of good faith and with a lack of reasonable belief that the participant's action or failure to act was in the best interest of the Company, (iii) the participant is convicted of, or enters a plea of guilty or nolo contendere to, a felony charge or a crime involving moral turpitude, (iv) the participant engages in fraudulent activity (whether or not prosecuted), (v) the participant engages in any misconduct that has caused or is reasonably likely to cause a material financial loss to the Company or its affiliates, (vi) the participant commits a material violation of any provision of any agreement between the participant and the Company or any of its affiliates or any other agreement or code to which the participant is subject, including the Incentive Unit Plan and the Company's code of business conduct, (vii) the participant receives any kickback, side payment or rebate of any fee or expense paid by the Company or from any customer, vendor or supplier of the Company or any of its affiliates, (viii) the participant uses illegal drugs, persistently excessively uses alcohol or engages in any other activity that materially impairs the participant's ability to perform his duties or results in conduct bringing the Company or any of its affiliates into substantial public disgrace or disrepute, (ix) the participant exhibits excessive absenteeism (other than any absenteeism related to a disability reported to the Company by the participant), or (x) the participant commits any act of gross negligence or any dishonesty (including misreporting of financial information) to the Company or an affiliate.

  •
  "Permanent Disability" means, with respect to any participant, the failure by the participant, by reason of illness, incapacity or other disability, to perform his duties or fulfill his employment obligations to the Company, as determined by the Company and as certified in writing by a competent medical physician chosen by the Company, for a cumulative total of one hundred eighty (180) days in any twelve-month period.

Termination Event outside the Protection Period; Termination Without Cause, for Employee Cause or by Reason of Death or Disability

        The following table provides information on the amounts that would be payable to each named executive officer (i) under the terms of his or her Severance Agreement upon the occurrence of a Termination Event outside the Protection Period, or, (ii) in the case of a named executive officer's incentive units, a termination of employment (A) by Sabine without cause, (B) by the executive for employee cause, or (C) by reason of death or permanent disability. The amounts reflected in the table below assume that the named executive officer's employment was terminated on December 31, 2014.

	Lump Sum Payment of Base Salary and Average Annual Bonus ($)(1)	Vesting of Outstanding Equity Awards ($)(2)	Health, Dental and Vision ($)(3)	Outplacement Services ($)(4)	Incentive Units ($)(5)	Total ($)
David J. Sambrooks	1,774,000	653,171	15,867	10,000	—	2,453,038
R. Todd Levesque	590,900	277,990	8,167	10,000	—	887,057
Cheryl R. Levesque	493,533	169,768	17,026	10,000	—	690,327
Timothy D. Yang	422,867	153,105	22,359	10,000	—	608,331

(1)
Amounts in this column reflect a lump sum payment equal to one-and-a-half times (1.5x) for Mr. Sambrooks, and one times (1x) for Messrs. Levesque and Yang and Ms. Levesque, the amount of his or her (1) base salary plus (2) average actual annual bonus for the three years preceding the Termination Event (or, if the executive has been employed less than three full years, the average of any annual bonuses received by the executive, or, if the executive has not yet received an annual bonus, an amount equal to the executive's annual base salary that is effective as of the Termination Event).

(2)
Amounts in this column reflect accelerated vesting of each named executive officer's outstanding equity-based compensation awards at the time of the Termination Event (using actual levels of performance for equity-based compensation awards designed to vest upon the satisfaction of performance criteria) and are based upon the market value of restricted stock awards granted to the named executive officers, computed based on the closing share price of the common stock of the Company on December 31, 2014 of $0.23 per share.

(3)
Amounts in this column reflect the cost to Sabine to provide continued medical, dental and vision benefits for the executive and his or her spouse and eligible dependents for up to twelve (12) months following the date of termination.

(4)
Amounts in this column reflect the cost to Sabine to provide certain outplacement services directly related to the executive's termination of employment for up to twelve (12) months following termination.

(5)
Amounts in this column reflect the fact that, as of December 31, 2014, Sabine Investor Holdings' common units had not reached the minimum required threshold value after which incentive units would be entitled to participate in the economic returns of Sabine Investor Holdings, and thus such incentive units had no reportable value.

Termination Event within the Protection Period

        The following table provides information on the amounts that would be payable to each of Messrs. Sambrooks, Levesque, and Yang and Ms. Levesque under the terms of his or her Severance Agreement upon the occurrence of a Termination Event within the Protection Period. The amounts reflected in the table below assume that the named executive officer's employment was terminated on December 31, 2014 and could be less if it were determined that a reduction in the amounts would be required under the "best net" approach to mitigate the impact of any excise tax under Section 280G of the Code.

	Lump Sum Payment of Base Salary and Target Bonus ($)(1)	Vesting of Outstanding Equity Awards ($)(2)	Pro-Rata Bonus ($)(3)	Health, Dental and Vision ($)(4)	Outplacement Services ($)(5)	Incentive Units ($)(6)	Total ($)
David J. Sambrooks	2,400,000	653,171	600,000	31,735	10,000	—	3,694,906
R. Todd Levesque	999,000	277,990	236,800	16,333	10,000	—	1,540,123
Cheryl R. Levesque	756,000	169,768	151,200	34,052	10,000	—	1,121,020
Timothy D. Yang	720,000	153,105	198,000	44,718	10,000	—	1,125,823

(1)
Amounts in this column reflect a lump sum payment equal to two times (2x) for Mr. Sambrooks, and one-and-a-half times (1.5x) for Messrs. Levesque and Yang and Ms. Levesque, the amount of his or her (a) base salary plus (b) target bonus for the calendar year in which the Termination Event occurs.

(2)
Amounts in this column reflect accelerated vesting of the executive's outstanding equity-based compensation awards at the time of the Termination Event (using actual levels of performance for equity-based compensation awards designed to vest upon the satisfaction of performance criteria) and are based upon the market value of restricted stock awards granted to the named executive officers, computed based on the closing share price of the common stock of the Company on December 31, 2014 of $0.23 per share.

(3)
Amounts in this column reflect the payment of a pro-rata portion of the executive's bonus for the calendar year in which a Termination Event occurs. Because a December 31 termination is assumed, the full amount of the 2014 annual bonus paid to each of Messrs. Sambrooks, Levesque and Yang and Ms. Levesque is reported.

(4)
Amounts in this column reflect the cost to Sabine to provide continued medical, dental and vision benefits for the executive and his or her spouse and eligible dependents for up to twenty-four (24) months following the date of termination.

(5)
Amounts in this column reflect the cost to Sabine to provide certain outplacement services directly related to the executive's termination of employment for up to twelve (12) months following termination.

(6)
Amounts in this column reflect the fact that, as of December 31, 2014, Sabine Investor Holdings' common units had not reached the minimum required threshold value after which incentive units would be entitled to participate in the economic returns of Sabine Investor Holdings, and thus such incentive units had no reportable value.

Director Compensation

        Individuals who are employed by Sabine or its subsidiaries do not receive any compensation for services they provide as members of the board of directors of Sabine. As such, Mr. David J. Sambrooks, Sabine's current President and Chief Executive Officer, receives no additional compensation for his service on the board of directors. Mr. Patrick R. McDonald, who served as Sabine's Chief Executive Officer prior to the closing of the Combination on December 16, 2014, received no compensation for his service on the board of directors of Sabine during the 2014 Fiscal Year because his employment with Sabine continued through December 30, 2014. Mr. McDonald will begin receiving compensation as a non-employee director in 2015.

        Each of Messrs. Duane C. Radtke, John Yearwood, Alex T. Krueger, Brooks M. Shughart, and Thomas N. Chewning, either (i) provided services to Sabine O&G or (ii) did not provide services to Forest, Sabine O&G, or any of its affiliates prior to the closing of the Combination on December 16, 2014. As described above under "—Sabine Compensation Discussion and Analysis," there is no requirement for the surviving company in a merger among operating companies to disclose compensation paid by a predecessor corporation that disappeared in the merger. As such, Sabine has no reportable compensation for any period prior to December 16, 2014 with respect to each of Messrs. Radtke, Yearwood, Krueger, Shughart, and Chewning.

        The following table provides information concerning compensation paid to non-employee directors for the year ended December 31, 2014. The non-employee directors do not participate in any non-equity incentive, retirement, pension, or nonqualified deferred compensation plans.

Name(a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c)(2)	Total ($)(h)
Loren K. Carroll	$75,000	$150,002	$225,002
Richard J. Carty	$75,000	$150,002	$225,002
Dod A. Frazier	$95,000	$150,002	$245,002
James H. Lee	$95,000	$150,002	$245,002
James D. Lightner	$75,000	$150,002	$225,002
Raymond I. Wilcox	$75,000	$150,002	$225,002
Duane C. Radtke(1)	$3,871	$51,740	$3,871
John Yearwood(1)	$3,441	$51,740	$3,441
Alex T. Krueger(1)	$3,011	$51,740	$3,011
Brooks M. Shughart(1)	$3,441	$51,740	$3,441
Thomas N. Chewning(1)	$3,656	$20,696	$3,656

(1)
Messrs. Radtke, Yearwood, Krueger, Shughart, and Chewning received the amounts reflected in the table above for the period from December 16, 2014 through the end of the 2014 Fiscal Year. These individuals either (i) provided services to Sabine O&G or (ii) did not provide services to Forest, Sabine O&G, or any of its affiliates prior to the closing of the Combination on December 16, 2014. Because there is no requirement for the surviving company in a merger among operating companies to disclose compensation paid by a predecessor corporation that disappeared in the merger, Sabine has no reportable compensation for any period prior to December 16, 2014 with respect to these individuals.

(2)
The amounts reflected in this column represent the grant date fair value of restricted stock awards granted to the directors, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For additional information regarding the assumptions underlying these calculations please see Note 9—Stock-Based Compensation to the consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2014. All equity awards granted prior to the transaction were accelerated and vested effective as of December 16, 2014, the date of the closing of the Combination. The value realized on vesting for each non-employee director serving prior to December 16, 2014 equaled $25,018. All outstanding stock options held by the non-employee directors (if any) did not equal or exceed the closing price of Forest's common stock on the closing date and were cancelled for no consideration. The restricted stock awards granted to Messrs. Radtke, Yearwood, Krueger, Shughart, and Chewning were granted following the closing of the Combination. As of December 31, 2014, Messrs. Radtke, Yearwood, Krueger, and Shughart held a total of 152,174 restricted shares of Sabine each and Mr. Chewning held 60,870 restricted shares of Sabine.

Director Compensation Prior to the Closing of the Combination

        Forest used a combination of cash and equity awards to attract and retain qualified candidates to serve on the Forest board of directors. During 2014, each non-employee director received an annual cash retainer of $60,000, prorated for the portion of the year he was engaged as a director. Each non-employee member of the Forest board of directors who served on the standing committees of the Forest board of directors also received a cash retainer for such services. The Audit Committee members received an annual cash retainer of $15,000, and the Chairman of the Audit Committee received $30,000. Members of the other standing committees of the Forest board of directors received an annual cash retainer in the amount of $5,000, and the Chairmen of the other committees received an amount equal to $10,000.

        In addition, during 2014, each Forest non-employee director received a restricted stock award of 67,617 shares under Forest's 2007 Stock Plan. Each such award was granted on the date of the annual meeting, May 7, 2014, and reflected the number of shares of Forest common stock (rounded to the nearest whole number) obtained by dividing $150,000 by the fair market value of a share of common stock on the date of the award. The shares included in the directors' restricted stock awards were subject to forfeiture restrictions that were scheduled to lapse on the first anniversary of the date of grant but the vesting of all equity awards held by the directors were accelerated in connection with the Combination. All non-employee directors were reimbursed by Forest for all costs incurred by them in their capacities as directors, including the costs of attending meetings of the board of directors and committees.

Director Compensation Following the Closing of the Combination

        On December 16, 2014, in connection with the closing of the Combination, the board of directors of Sabine approved the grant of 152,174 restricted shares to each of Messrs. Radtke, Yearwood, Krueger, and Shughart, and 60,870 restricted shares to Mr. Chewning. In the case of each director, this award of restricted shares will vest as follows: (i) two-thirds of restricted shares granted will vest in one-fourth increments on each of the first four anniversaries of the date of grant and (ii) one-third of restricted shares granted will vest in full on the fourth anniversary of the date of grant, all such vesting subject to continued provision of services to Sabine except as otherwise provided in the applicable award agreement.

        Attracting and retaining qualified non-employee directors is critical to the future value growth and governance of Sabine. Sabine O&G's board of directors engaged Pearl Meyer to develop a competitive director compensation program based upon market-based compensation data for each of Sabine's directors including a blend of Peer Group compensation levels and compensation survey data in order to develop an effective director compensation program following the closing of the Combination. Consistent with the data and recommendations from Pearl Meyer, the compensation program implemented effective as of the closing of the Combination generally entitled each non-employee director to receive an annual cash retainer of $70,000 plus an annual equity grant with a fair market value of approximately $140,000 at the time of grant. In addition, directors who are placed in leadership roles are entitled to supplemental compensation in connection with their additional duties. The lead director is entitled to receive an additional $20,000 payment annually, while the audit chair is entitled to receive an additional $15,000 payment annually, and chairs of any other standing committees of the board are each entitled to receive an additional $10,000 payment annually. Directors who are also employees of Sabine will continue to receive no additional compensation for their service on the board of directors.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table shows, as of December 31, 2014, information with respect to compensation plans under which shares of the Company's common stock are authorized for issuance.

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (3)
Equity compensation plans approved by stockholders		N/A	4,762,626	(1)
Equity compensation plans not approved by stockholders		N/A	0

Total	2,241,486		3,762,626

(1)
Includes shares of the Company's common stock available for issuance under (i) the Company's Employee Stock Purchase Plan, and (ii) the 2014 LTIP. As of December 31, 2014, 557,029 shares of common stock were available for future issuance under the Employee Stock Purchase Plan, and 3,205,597 shares of common stock were available for future issuance under the 2014 LTIP. The Employee Stock Purchase Plan is currently frozen until further action is taken by the Company, and thus no shares are subject to purchase during any current purchase period and will not be subject to purchase during any future purchase period unless and until further action is taken by the Company's board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        We currently have one class of voting securities outstanding. On April 8, 2015, there were 215,755,185 shares of our common stock outstanding, with each such share being entitled to one vote. The number of shares beneficially owned by each person is determined by the SEC rules, and the information is not necessarily indicative of ownership for other purposes. Under these rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power, or has the right to acquire within 60 days.

Security Ownership of Beneficial Owners

        The following table sets forth information as of April 8, 2015 concerning persons known to Sabine to be the beneficial owner of more than 5% of outstanding shares of Sabine common stock. This information is based on information filed with the SEC and information provided to Sabine.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Sabine Investor Holdings, LLC	136,513,269	(2)	50.0%
1415 Louisiana Street, Suite 1600 Houston, Texas 77002

(1)
Based on 215,755,185 shares of common stock outstanding as of April 8, 2015, and assumes the issuance of 57,271,353 additional shares of common stock upon conversion shares of Sabine's

  Series A Preferred Stock held directly by Sabine Investor Holdings as described in footnote (2) below.

(2)
As reported on a Schedule 13D filed on December 24, 2014, Sabine Investor Holdings, LLC ("Sabine Investor Holdings") is the direct holder of 79,241,916 shares, excluding any shares underlying Series A Preferred Stock, and 2,508,945 shares of Series A Preferred Stock. Sabine Investor Holdings also has shared voting and shared dispositive power with respect to 57,271,353 shares of Sabine's common stock (that may be deemed pursuant to Rule 13d-3(d)(1) to be beneficially owned by First Reserve GP XI, Inc.) issuable upon conversion of shares of Sabine's Series A Preferred Stock held directly by Sabine Investor Holdings. The Series A Preferred shares are convertible into Sabine common stock at the option of Sabine Investor Holdings if (1) Sabine Investor Holdings is able to convert a portion of the Series A Preferred shares into common stock and, as a result of such conversion, would not, together with affiliates, hold more than 50% of Sabine's voting power (any such conversion that would result in Sabine Investor Holdings, together with its affiliates, owning more than 50% of Sabine's voting power, a "Prohibited Conversion") and (2) Sabine's board of directors approves such conversion (such approval not to be unreasonably withheld). Also as reported on the Schedule 13D filed on December 24, 2014, each of William E. Macaulay, First Reserve GP XI, Inc. ("GP XI Inc."), a Delaware corporation, First Reserve Fund XI, L.P. ("Fund XI LP"), a Delaware limited partnership, FR XI Onshore AIV, L.P., a Delaware limited partnership ("AIV LP"), FR XI Onshore AIV, LLC ("AIV LLC"), a Delaware limited liability company, and FR TLP Investment LLC ("FR TLP LLC"), a Delaware limited liability company, may be deemed to share beneficial ownership of the shares of common stock of Sabine held by Sabine Investor Holdings in their capacities described in this paragraph. Fund XI LP is a Delaware limited partnership formed for the purpose of making equity and equity related investments in Sabine. AIV LP is a sister investment vehicle to Fund XI LP formed for the purpose of making certain equity and equity related investments in certain companies. GP XI LP is a Delaware limited partnership formed for the purpose of acting as general partner or managing member of various investment entities, including Fund XI LP and AIV LP. GP XI, Inc. is a Delaware corporation formed for the purpose of acting as the general partner of GP XI LP. Each of FR TLP LLC, Sabine Investor Holdings, and AIV LLC is a Delaware limited liability company formed for the purpose of making equity and equity related investments in certain companies, including Sabine. FR TLP LLC is a wholly owned subsidiary of Fund XI LP. AIV LLC is a wholly owned subsidiary of AIV LP. Fund XI LP, FR TLP LLC and AIV LLC collectively own approximately 99.7% of the common units representing limited liability company interests in Sabine Investor Holdings. Pursuant to the Operating Agreement of Sabine Investor Holdings, Fund XI LP has the right to appoint a majority of the board of managers of Sabine Investor Holdings. Mr. Macaulay is a director of GP XI Inc. and has the right to appoint the majority of the board of directors of GP XI Inc. Sabine Investor Holdings and each of its affiliates expressly disclaims any beneficial ownership under Rule 13d-3 of the Exchange Act of any shares of Sabine common stock issuable in connection with a Prohibited Conversion.

Security Ownership of Management

        The following table shows, as of April 8, 2015, the number of shares of Sabine common stock beneficially owned by Sabine's directors and the director nominee, the executive officers of Sabine named in the Summary Compensation Table under the caption "Executive Compensation;" and all Sabine directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Common Stock Owned	Options Currently Exercisable Within 60 Days(1)	Total Beneficial Ownership	Percent of Class(2)
Thomas N. Chewning	60,870	0	60,870	*
Alex T. Krueger	152,174	0	152,174	*
Cheryl R. Levesque	1,180,251	0	1,180,251	*
R. Todd Levesque	1,674,101	0	1,674,101	*
Michael D. Magilton	600,000	0	600,000	*
Patrick R. McDonald	146,352	0	146,352	*
Duane C. Radtke	152,174	0	152,174	*
David J. Sambrooks	3,688,830	0	3,688,830	*
Brooks M. Shughart	152,174	0	152,174	*
Timothy D. Yang	1,029,975	0	1,029,975	*
John Yearwood	152,174	0	152,174	*
All current directors and executive officers as a group (12 persons, including 11 named above)	9,265,514	0	9,265,514	4.3%

*
The percentage of shares beneficially owned does not exceed one percent of the outstanding shares of the class.

(1)
Reflects the number of shares that could be acquired by April 8, 2015 through the exercise of stock options under the terms of Sabine's stock plans and option agreements.

(2)
Based on 215,755,185 shares of common stock outstanding as of April 8, 2015.

MANAGEMENT

Executive Officers

        The executive officers of Sabine, as of April 17, 2015, are as follows:

Name	Age	Position
David J. Sambrooks	56	President, Chief Executive Officer and Chairman of the Board
Michael D. Magilton, Jr.	38	Senior Vice President and Chief Financial Officer
R. Todd Levesque	45	Executive Vice President and Chief Operating Officer
Cheryl R. Levesque	42	Senior Vice President, Asset Development
Timothy D. Yang	43	Senior Vice President, Land & Legal, General Counsel, Chief Compliance Officer and Secretary

        David J. Sambrooks.    Mr. Sambrooks has served as President, Chief Executive Officer and Chairman of the Board of Directors of Sabine since December 2014. Mr. Sambrooks previously served as Chief Executive Officer and Director of Sabine O&G from May 2007 until the closing of the Combination. Mr. Sambrooks has extensive experience in executive management, engineering and business development. Prior to joining Sabine O&G in early 2007, he served as Vice President and General Manager of Devon Energy Corporation's Southern Division, and prior to that their International Division. Mr. Sambrooks also held other senior positions with Santa Fe Energy Corporation. Mr. Sambrooks received a Bachelor of Science degree in Mechanical Engineering from the University of Texas at Austin and a Master of Business Administration from the Executive Program at the University of Houston. Mr. Sambrooks is on the board, and currently board president, of Communities in Schools, Houston.

        Michael D. Magilton, Jr.    Mr. Magilton has served as Senior Vice President and Chief Financial Officer of Sabine since January 1, 2015. Mr. Magilton previously served as Vice President, Finance & Treasurer of Quantum Resources Management from January 2011 to December 2014. He previously served as Vice President of Aurora Capital Group from July 2007 to December 2010 and prior to that held positions with private equity firms Wellspring Capital Management and First Reserve Corporation. Mr. Magilton began his career as an investment banking analyst with Banc of America Securities and Morgan Stanley. Mr. Magilton graduated with a Bachelor of Science degree in Business Administration from Creighton University, with a double major in International Business and Finance, and obtained his MBA from Harvard Business School.

        R. Todd Levesque.    Mr. Levesque has served as Executive Vice President and Chief Operating Officer of Sabine since December 2014. Mr. Levesque previously served as Executive Vice President and Chief Operating Officer of Sabine O&G starting in October 2013 until the closing of the Combination. His previous roles at Sabine O&G were Vice President, Engineering and Development, from 2007 to February 2013, and Senior Vice President, Engineering and Development, from February 2013 to October 2013. Prior to joining Sabine O&G in 2007, Mr. Levesque held various senior level management positions with Devon/Ocean Energy, Burlington Resources and Amerada Hess. Mr. Levesque earned a Bachelor of Science degree in Petroleum Engineering from Texas A&M University. Mr. Levesque is married to Cheryl R. Levesque, who currently serves as Senior Vice President, Asset Development of Sabine.

        Cheryl R. Levesque.    Ms. Levesque has served as Senior Vice President, Asset Development of Sabine since December 2014. Ms. Levesque previously served as Senior Vice President, Asset Development of Sabine O&G starting in August 2014 until the closing of the Combination. Ms. Levesque joined Sabine O&G in 2008 as Vice President, Production & Operations and held this position until February 2013. From February 2013 to October 2013, Ms. Levesque served as Senior Vice President, Production & Operations and from October 2013 to August 2014, served as Senior Vice

President, Engineering and Development of Sabine O&G. Prior to joining Sabine O&G, Ms. Levesque held the position of Exploitation Supervisor with Devon Energy Corporation. She also held senior technical positions of increasing responsibility with Ocean Energy and Burlington Resources. Ms. Levesque obtained her Bachelor of Science in Petroleum Engineering from Texas Tech University. She is a Registered Professional Engineer in Texas. Ms. Levesque is married to R. Todd Levesque, who currently serves as Executive Vice President and Chief Operating Officer of Sabine.

        Timothy D. Yang.    Mr. Yang has served as Senior Vice President, Land & Legal, General Counsel, Chief Compliance Officer and Secretary of Sabine since December 2014. Mr. Yang previously served as Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of Sabine O&G starting in February 2013 and also assumed the position of Senior Vice President of Land of Sabine O&G in August 2014 until the closing of the Combination. Mr. Yang joined Sabine O&G in 2011 as a member of the executive management team, serving as Vice President, General Counsel and Secretary from 2011 to February 2013. Mr. Yang was Associate General Counsel and Assistant Corporate Secretary for Eagle Rock Energy prior to joining Sabine O&G. His legal experience covers both public and private companies within the energy and investment industries including Invesco/AIM Investments, Pogo Producing Company and AEI Energy. Mr. Yang graduated with a Bachelor of Arts in Biology from Trinity University and obtained his Juris Doctor from the University of Houston Law Center.

Family Relationships

        There are no family relationships among any director, executive officer or person nominated to become a director of Sabine, other than between R. Todd Levesque and Cheryl R. Levesque, who are married.

PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement.

        As more fully described under the heading "Executive Compensation—Compensation Discussion and Analysis—Sabine Compensation Discussion and Analysis," the executive compensation programs that the Sabine Compensation Committee has developed and implemented since the closing of the Combination are designed to attract, motivate, and retain our named executive officers, who are critical to our success, while ensuring that the interests of our named executive officers are aligned with those of our shareholders and remaining mindful of the current commodities environment and the importance of improving of our debt metrics. We believe that the elements of the executive compensation program instituted since the closing of the Combination work together to promote these goals and will result in realized total compensation that reflects both company and individual performance in areas intended to drive growth in shareholder value.

        Shareholders are urged to read the "Compensation Discussion and Analysis" section of this proxy statement, and in particular the "Sabine Compensation Discussion and Analysis" beginning on page 22, which discusses how our current executive compensation policies implement our compensation philosophy, and the remainder of the "Executive Compensation" section of this proxy statement, which contains tabular information and narrative discussion about the compensation of our named executive officers. The Sabine Compensation Committee and Board of Directors believe that the compensation policies implemented following the closing of the Combination will be effective in achieving the goals of our new and refocused compensation philosophy.

        We are asking our shareholders to indicate their support for our executive compensation as described in this proxy statement. This proposal gives our shareholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our shareholders to approve, on an advisory basis, the following resolution:

  "RESOLVED, that Sabine's shareholders hereby approve, on an advisory (non-binding) basis, the compensation paid to Sabine's named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and related narrative disclosure."

        This vote is advisory only, and therefore not binding on Sabine, the Sabine Compensation Committee or the Board of Directors. Moreover, the outcome of the vote does not create any fiduciary obligations for the Board or our officers. However, our Board of Directors and our compensation committee value the opinions of our shareholders and will consider the outcome of the vote in making future compensation decisions.

        Sabine has adopted a policy providing for annual advisory votes on executive compensation. Unless the Board of Directors modifies this policy, the next advisory vote on compensation following this vote will be held at our 2016 annual meeting of shareholders.

Vote Required

        Approval of the compensation of the named executive officers requires the affirmative vote of a majority of the votes cast.

        THE BOARD RECOMMENDS A VOTE "FOR" THE ADVISORY RESOLUTION APPROVING, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION OF SABINE'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

PROPOSAL NO. 3—RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        Sabine is asking the shareholders to ratify the Audit Committee's appointment of Deloitte as Sabine's independent registered public accounting firm to audit Sabine's consolidated financial statements for the year 2015.

        Services provided to Sabine by Deloitte during 2014 as well as services provided to Sabine by Sabine's previous independent registered public accounting firm, Ernst & Young LLP ("Ernst & Young"), are described under "Principal Accountant Fees and Services" below. A representative of Deloitte will be present at the annual meeting with the opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions.

        In the event the shareholders fail to ratify the appointment of Deloitte as Sabine's independent registered public accounting firm for the year 2015, the Audit Committee may consider whether it should select another independent public accounting firm. Although ratification by the shareholders is not required by law, the Board has determined that it is desirable to seek shareholder ratification of the appointment of Deloitte in light of the critical role played by our independent registered public accounting firm in maintaining the integrity of financial controls and reporting. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm any time during the year if the Audit Committee believes that such a change would be in the best interest of Sabine and its shareholders.

Change in Independent Registered Public Accounting Firm

        In connection with the closing of the Combination, we engaged Deloitte as our independent registered public accounting firm effective December 16, 2014. Deloitte had previously served as the independent registered public accounting firm of Sabine O&G since the year ended December 31, 2012. Concurrent with the appointment of Deloitte, Ernst & Young was dismissed as Forest's independent registered public accounting firm effective December 16, 2014. The decision to change our independent registered public accounting firm was approved by our Audit Committee.

        During the years ended December 31, 2013 and 2012 and through December 16, 2014, Forest did not, nor did anyone on Forest's behalf, consult with Deloitte with respect to either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Forest's consolidated financial statements, and neither a written report nor oral advice was provided to Forest that was an important factor Forest considered in reaching a decision as to any accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement (as defined in Item 304 (a) (1) (iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304 (a) (1) (v) of Regulation S-K).

        The audit report of Ernst & Young on the consolidated balance sheets of Forest as of December 31, 2013 and 2012, and the related consolidated statements of operations, cash flows and shareholders' equity for the years then ended did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to audit scope or accounting principles. However, Ernst & Young's report did contain an explanatory paragraph indicating that there was substantial doubt about Forest's ability to continue as a going concern.

        The audit report of Ernst & Young on the effectiveness of Forest's internal control over financial reporting as of December 31, 2013 contained an adverse opinion on Forest's internal control over financial reporting due to the effect of material weaknesses in Forest's internal controls as identified by management. These related to the design and operation of information technology general controls, specifically user access and program change management. This deficiency impacted controls over the financial statement close process and other review controls relying on electronic data that generally impacted all classes of transactions and thus all significant financial statement accounts. Further, Forest identified a material weakness related to the design and operating effectiveness of controls over the maintenance of its division of interests, and a material weakness related to the design and operating effectiveness of controls over its oil and gas property ceiling limitation test.

        During Forest's fiscal years ended December 31, 2013 and 2012 and through December 16, 2014 (including any subsequent interim period), there were no (i) disagreements (as defined in Item 304 (a) (1) (iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between Forest and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Ernst & Young would have caused it to make reference thereto in their report on Forest's audited financial statements and (ii) no "reportable events" as that term is defined in Item 304 (a) (1) (v) of Regulation S-K, except for the material weaknesses described above.

Vote Required

        Ratification of the appointment of Deloitte as Sabine's independent registered public accounting firm for 2015 requires the affirmative vote of a majority of the votes cast.

        THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS SABINE'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        In connection with the closing of the Combination, Sabine engaged Deloitte as our independent registered public accounting effective December 16, 2014. Concurrent with the appointment of Deloitte, Ernst & Young was dismissed as Forest's independent registered public accounting firm effective December 16, 2014. As a result, Sabine incurred fees from both accounting firms in 2014. The following table provides a summary of Ernst & Young's fees for the year ended December 31, 2013, and Ernst & Young's and Deloitte's fees for the year ended December 31, 2014.

Description of Fees	2013 (Ernst & Young)	2014 (Ernst &Young)	2014 (Deloitte)
Audit fees(1)	$729,280	$204,877	$1,988,213
Audit-related fees(2)	0	0	375,000
Tax fees(3)	21,001	5,866	0
All other fees(4)	2,147	2,147	0

Total all fees(5)	$752,428	$212,890	$2,363,213

(1)
Audit fees consist of aggregate fees billed for professional services provided in connection with the audit of our consolidated financial statements, the audit of our internal control over financial reporting, reviews of our quarterly financial statements and statutory audits.

(2)
Audit-related fees consist principally of aggregate fees billed for transaction due diligence services, audits of statements of compliance with agreements, reviews of registration statements, and issuance of consents and letters to underwriters.

(3)
Tax fees consist of aggregate fees for tax compliance, tax advice and tax planning, tax examination assistance, and tax consulting on sales transactions.

(4)
All other fees consist of aggregate fees for products and services other than as reported above.

(5)
The Audit Committee has delegated to the Chairman of the Audit Committee the authority to grant pre-approvals, provided such approvals are within the pre-approval policy and presented to the Audit Committee at a subsequent meeting. All of the fees set forth in the foregoing table were pre-approved by the Audit Committee or the Chairman of the Audit Committee under the noted delegation of authority.

REPORT OF THE AUDIT COMMITTEE

        The information contained in this Report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A or to the liabilities of Section 18 under the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that Sabine specifically requests that the information be treated as soliciting material or incorporates such information by reference in such filing.

        The Audit Committee assists the Board in fulfilling its responsibilities for the oversight of the integrity of Sabine's financial statements, its compliance with legal and regulatory requirements, the performance of the internal audit function and independent audit, and the independence and qualifications of Sabine's independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee operates under a charter approved by the Board. The full text of the Audit Committee charter is available on Sabine's website at www.sabineoil.com. As of the date of this report, the Audit Committee was comprised of three directors, each of whom has been determined to be independent within the meaning of rules adopted by the SEC, the listing standards of the NYSE, and Sabine's Corporate Governance Guidelines.

        Sabine's management has responsibility for preparing Sabine's financial statements and the financial reporting process, including the system of internal controls. Sabine's independent auditor, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards established by the Public Company Accounting Oversight Board (United States) (the "PCAOB"), and for issuing a report on the results of that independent audit. For the year ended December 31, 2014, Sabine was not required to have an audit of its internal control over financial reporting, and did not engage Deloitte & Touche LLP to conduct such an audit or express any opinion on Sabine's internal control over financial reporting. For the year ending December 31, 2015, however, Sabine expects that Deloitte & Touche LLP will be responsible for auditing Sabine's internal control over financial reporting and expressing an opinion on the effectiveness of Sabine's internal control over financial reporting.

        In this context, the Audit Committee hereby reports as follows:

          1.     The Audit Committee has met with management and Deloitte & Touche LLP and has reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2014;

          2.     The Audit Committee has discussed with Deloitte & Touche LLP the matters required by Statement of Auditing Standards No. 61, as amended, supplemented or superseded (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the PCAOB in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements;

          3.     The Audit Committee has received from and discussed with Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence, and discussed with Deloitte & Touche LLP their independence from Sabine and its management; and

          4.     Based upon the review and discussions described in paragraphs (1) through (3) above, and the Audit Committee's review of the representations of management, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in Sabine's Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

        This report is provided by the following independent directors, who comprise the Audit Committee.

Thomas N. Chewning, Chairman Duane C. Radtke John Yearwood

April 14, 2015

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Affiliate Transaction Policy

        In connection with the closing of the Combination on December 16, 2014, our Board adopted a written Related Persons Transactions Policy. The policy covers all transactions in which the aggregate amount exceeds $120,000 in any calendar year, Sabine is a participant, and any related person has or will have a direct or indirect interest. For purposes of this policy, a "related person" is (1) a director or director nominee of Sabine, (2) a senior officer of Sabine, (3) a shareholder that owns more than 5% of Sabine or its controlled affiliates, (4) an immediate family member of any of the foregoing persons, or (5) an entity owned or controlled by someone listed above or an entity in which someone listed above has a substantial ownership interest or control.

        Before a covered transaction is entered into, the Audit Committee of the Board will review its material facts and either approve or disapprove of the entry into the transaction. If advance approval is not feasible, the covered transaction will be considered and ratified at the Audit Committee's next regularly scheduled meeting. The Audit Committee has granted standing pre-approval to certain covered transactions that are listed in the Related Persons Transactions Policy.

        In evaluating a covered transaction for approval, the Audit Committee will consider, among other factors within its discretion, (1) whether the transaction is on terms less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (2) the extent of the related person's interest in the transaction, and (3) whether the transaction is material to Sabine.

Related Party Transactions

        During 2014 there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, senior officers, or holders of more than 5% of Sabine or its controlled affiliates, any immediate family member of any foregoing person, any entity owned or controlled by any foregoing person, or any entity in which any foregoing person had or has a substantial ownership interest or control, had or will have a direct or indirect material interest.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Each person who, at any time during 2014, was a director, officer or beneficial owner of more than 10% of our common stock is required by Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC, and to furnish us with copies of the reports.

        Based solely on our review of the reports furnished to us and written representations received from the directors and executive officers, we believe that, during 2014, all of our directors, executive officers and beneficial owners of more than 10% of our common stock timely complied with all Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

        Any proposal that a shareholder wishes to include in Sabine's proxy materials for the 2016 annual meeting of shareholders, in accordance with the regulations of the SEC, must be received no later than December 23, 2015. The written proposal will need to comply with the regulations of the SEC under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Written requests for inclusion of any shareholder proposal should be addressed to Sabine Oil & Gas Corporation, 1415 Louisiana Street, Suite 1600, Houston, Texas 77002, Attention: Secretary. Sabine suggests that any such proposal be sent by certified mail, return receipt requested.

        Any proposal or nomination for director that a shareholder wishes to propose for consideration at the 2016 annual meeting of shareholders, but does not seek to include in our proxy statement under the applicable SEC rules, must be submitted in accordance with our Bylaws, and must be received at our principal executive offices not earlier than the close of business on February 4, 2016, and not later than the close of business on March 5, 2016. Any such proposal must be an appropriate subject for shareholder action under applicable law and must otherwise comply with Article I of Sabine's Bylaws and must be submitted in writing and mailed to Sabine's Secretary, at the address shown above.

SABINE OIL & GAS CORPORATION

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on June 2, 2015.

Vote by Internet
• Go to www.investorvote.com/SOGC
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals —	The Board of Directors recommends a vote “FOR” the election of directors, and “FOR” Proposals 2 and 3.

This proxy when properly executed by the undersigned shareholder will be voted as directed. If you sign your proxy card and do not provide specific voting instructions, your shares will be voted “FOR” each proposal.

1. Election of one Class III director to serve until Sabine’s 2018 annual meeting of shareholders;

Nominee:

01 - Thomas N. Chewning	For ☐	Withhold ☐

	For	Against	Abstain		For	Against	Abstain
2. Approval, on an advisory basis, of the compensation of Sabine’s named executive officers.	☐	☐	☐	3. Ratification of the appointment of Deloitte & Touche LLP as Sabine’s independent registered public accounting firm for the year ending December 31, 2015.	☐	☐	☐

4. Transact such other business as may be properly brought before the meeting.

Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

1 U P X

022C5D

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The Proxy Statement and the 2014 Annual Report to Shareholders are available at: https://materials.proxyvote.com/78532P

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — SABINE OIL & GAS CORPORATION

Annual Meeting of Shareholders – June 3, 2015

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints David J. Sambrooks and Timothy D. Yang, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Sabine Oil & Gas Corporation common stock which the undersigned is entitled to vote, and, in their discretion and as permitted by stock exchange rules, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the company to be held June 3, 2015 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)